EXECUTION COPY


                                  EXHIBIT 10.1
                                  ------------

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                            ASSET PURCHASE AGREEMENT



                                      among



                               JOHNSON & JOHNSON,



                                   PFIZER INC.



                                       and



                                  CHATTEM, INC.



                           DATED AS OF OCTOBER 5, 2006














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                                TABLE OF CONTENTS

                                                                                                               Page



                                    ARTICLE I

                              DEFINITIONS AND TERMS

Section 1.1  Definitions..........................................................................................1
Section 1.2  Other Definitional Provisions.......................................................................10


                                   ARTICLE II

                                PURCHASE AND SALE

Section 2.1  Purchase and Sale of Assets.........................................................................11
Section 2.2  Consents............................................................................................12
Section 2.3  Excluded Assets.....................................................................................13
Section 2.4  Assumption of Certain Obligations...................................................................14
Section 2.5  Retained Liabilities................................................................................14
Section 2.6  Purchase Price......................................................................................15
Section 2.7  Purchase Price Adjustment...........................................................................15
Section 2.8  Allocation of the Purchase Price....................................................................17
Section 2.9  Transfer Taxes; Proration of Property Taxes.........................................................17


                                   ARTICLE III

                                     CLOSING

Section 3.1  Closing.............................................................................................18


                                   ARTICLE IV

                              CONDITIONS TO CLOSING

Section 4.1  Conditions to the Obligations of Purchaser and Parent Divesting Entities............................18
Section 4.2  Conditions to the Obligations of Purchaser..........................................................19
Section 4.3  Conditions to the Obligations of Sellers............................................................19


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT DIVESTING ENTITIES

Section 5.1  Organization........................................................................................19
Section 5.2  Authority; Binding Effect...........................................................................20
Section 5.3  Non-Contravention...................................................................................20
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
Section 5.4  Governmental Authorization..........................................................................21
Section 5.5  Financial Information...............................................................................21
Section 5.6  Absence of Material Changes.........................................................................21
Section 5.7  No Litigation.......................................................................................21
Section 5.8  Compliance with Laws................................................................................21
Section 5.9  Product Registrations...............................................................................22
Section 5.10  Material Contracts.................................................................................22
Section 5.11  Intellectual Property..............................................................................22
Section 5.12  Assets.............................................................................................23
Section 5.13  Product Recalls....................................................................................24
Section 5.14  Relationships with Customers and Suppliers.........................................................24
Section 5.15  Brokers............................................................................................24


                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Section 6.1  Organization........................................................................................24
Section 6.2  Authority; Binding Effect...........................................................................24
Section 6.3  Non-Contravention...................................................................................25
Section 6.4  Governmental Authorization..........................................................................25
Section 6.5  Financial Capability................................................................................25
Section 6.6  Condition of the Business...........................................................................25
Section 6.7  Brokers.............................................................................................26
Section 6.8  Board Approval......................................................................................26


                                   ARTICLE VII

                                    COVENANTS

Section 7.1  Information and Documents...........................................................................27
Section 7.2  Conduct of Business.................................................................................27
Section 7.3  Efforts to Consummate; Certain Governmental Matters.................................................28
Section 7.4  Bulk Transfer Laws..................................................................................29
Section 7.5  Transitional Services...............................................................................29
Section 7.6  Intellectual Property Licenses......................................................................29
Section 7.7  Manufacturing and Supply Agreements.................................................................29
Section 7.8  Litigation Support; Election to Control Non-Indemnified Claims......................................29
Section 7.9  Trade Notification..................................................................................31
Section 7.10  Use of Names.......................................................................................31
Section 7.11  Further Assurances.................................................................................31
Section 7.12  Assistance in Collecting Certain Amounts...........................................................32
Section 7.13  Competition........................................................................................32
Section 7.14  Certain Trademarks Outside of the Territory........................................................32
Section 7.15  Insurance..........................................................................................32
Section 7.16  Financial Statements...............................................................................33
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                                  ARTICLE VIII

                                 INDEMNIFICATION

Section 8.1  Indemnification by J&J..............................................................................33
Section 8.2  Indemnification by Purchaser........................................................................33
Section 8.3  Notice of Claims....................................................................................34
Section 8.4  Third Party Claims..................................................................................34
Section 8.5  Expiration..........................................................................................35
Section 8.6  Certain Limitations.................................................................................35
Section 8.7  Losses Net of Insurance, Etc........................................................................35
Section 8.8  Sole Remedy/Waiver..................................................................................35
Section 8.9  No Consequential Damages............................................................................36


                                   ARTICLE IX

                                   TERMINATION

Section 9.1  Termination.........................................................................................36
Section 9.2  Effect of Termination...............................................................................37


                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.1  Notices............................................................................................37
Section 10.2  Amendment; Waiver..................................................................................39
Section 10.3  Assignment.........................................................................................39
Section 10.4  Concerning Parent Divesting Entities...............................................................39
Section 10.5  Entire Agreement...................................................................................40
Section 10.6  Fulfillment of Obligations.........................................................................40
Section 10.7  Parties in Interest................................................................................40
Section 10.8  Public Disclosure..................................................................................40
Section 10.9  Confidentiality; Return of Information.............................................................40
Section 10.10  Expenses..........................................................................................41
Section 10.11  Schedules.........................................................................................41
Section 10.12  Governing Law; Jurisdiction; No Jury Trial........................................................41
Section 10.13  Specific Performance..............................................................................42
Section 10.14  Counterparts......................................................................................42
Section 10.15  Headings..........................................................................................42
Section 10.16  Severability......................................................................................42
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                                     -iii-
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SCHEDULES

1(a)              J&J Products
1(b)              Pfizer Products
1.1(a)(i)         Knowledge of J&J
1.1(a)(ii)        Knowledge of Pfizer
1.1(b)            Licensed Patent Rights
1.1(c)            Territory
1.1(d)            Transferred Domain Names
1.1(e)            Transferred Intellectual Property Licenses
1.1(f)            Transferred Patent Rights
1.1(g)            Transferred Trademark Rights
2.1(a)            Assumed Contracts
2.1(d)            Transferred Manufacturing Equipment
2.3(g)            Excluded Trademarks
2.4(e)            Assumed Litigation Liabilities
5.3               Non-Contravention
5.4               Governmental Authorizations (Divesting Entities)
5.5(a)            J&J Financial Information
5.5(b)            Pfizer Financial Information
5.6               Absence of Material Changes
5.7               Litigation
5.8               Compliance with Laws
5.9               Product Registrations
5.10              Material Contracts
5.11              Intellectual Property
5.12(a)           J&J Purchased Assets
5.12(b)           Pfizer Purchased Assets
5.13              Product Recalls
5.14              Relationships with Customers and Suppliers
6.4               Governmental Authorizations (Purchaser)
6.6.              Purchaser Product Registrations
7.2               Conduct of Business
7.10              Specified Excluded Trademarks
7.14              Certain Trademarks Outside of the Territory

EXHIBITS

EXHIBIT A         Divesting Entities Closing Deliveries
EXHIBIT B         Purchaser Closing Deliveries
EXHIBIT C         Form of Transitional Services Agreement
EXHIBIT D         Form of Manufacturing and Supply Agreement

                            ASSET PURCHASE AGREEMENT

                  This Asset Purchase Agreement is made and entered into as of the 5th day of October 2006, among Johnson & Johnson, a New Jersey corporation ("J&J"), Pfizer Inc., a Delaware corporation ("Pfizer"), and Chattem,
Inc., a Tennessee corporation ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, J&J, directly or indirectly through its Subsidiaries (such term, and each other capitalized term used but not defined in these Recitals, having the meaning set forth in Article I of this Agreement), manufactures, distributes, markets and sells the products set forth on Schedule 1(a) (the "J&J Products");

                  WHEREAS, Pfizer, directly or indirectly through its Subsidiaries, manufactures, distributes, markets and sells the products set forth on Schedule 1(b) (the "Pfizer Products");

                  WHEREAS, Pfizer and J&J have entered into that certain Stock and Asset Purchase Agreement, dated as of June 25, 2006 (the "Pfizer/J&J Purchase Agreement"), pursuant to which Pfizer and certain of its Subsidiaries have agreed to sell to J&J, and J&J has agreed to purchase, the assets and stock described therein, including the Pfizer Purchased Assets;

                  WHEREAS, upon consummation of the transactions contemplated by the Pfizer/J&J Purchase Agreement (the "Pfizer/J&J Closing"), J&J, directly or indirectly through its Subsidiaries, will acquire the Pfizer Purchased Assets; and

                  WHEREAS, the parties hereto desire that, at the Closing, Sellers shall sell to Purchaser, and Purchaser, directly or indirectly through its Subsidiaries, shall purchase from Sellers, all of the Purchased Assets and assume all of the Assumed Liabilities, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties hereby agree as follows:

                                   ARTICLE I

                              DEFINITIONS AND TERMS

                Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

                  "Accounts Receivable" shall mean all accounts receivable, notes receivable and other indebtedness due and owed by any third party to any Parent Divesting Entity or any of its Affiliates arising or held in connection with the sale of any of the Products prior to the Closing Date.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, "control" shall be presumed to exist if one of the following conditions is met:
(i) in the case of corporate entities, direct or indirect ownership of at least 50% of the stock or shares having the right to vote for the election of directors or (ii) in the case of noncorporate entities, direct or indirect ownership of at least 50% of the equity interest with the power to direct the management and policies of such non-corporate entities.

                  "Agreement" shall mean this Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

                  "Allocation" shall have the meaning set forth in Section
2.8(a).

                  "Ancillary Agreements" shall mean, collectively, the J&J Ancillary Agreements and the Pfizer Ancillary Agreements.

                  "Assumed Contracts" shall have the meaning set forth in
Section 2.1(a).

                  "Assumed Liabilities" shall have the meaning set forth in
Section 2.4.

                  "Business" shall mean the J&J Business and the Pfizer Business, collectively.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to close.

                  "Cash Equivalents" shall mean cash, checks, money orders, marketable securities, short-term instruments and other cash equivalents, funds in time and demand deposits or similar accounts, and any evidence of indebtedness issued or guaranteed by any Governmental Authority.

                  "Closing" shall mean the consummation of the transactions contemplated by this Agreement pursuant to the terms of this Agreement.

                  "Closing Date" shall have the meaning set forth in Section 3.1(a).

                  "Commitment Letter" shall have the meaning set forth in
Section 6.5.

                  "Competition Laws" shall mean statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws of any jurisdiction that are designed or intended to prohibit, restrict or regulate actions that may have the purpose or effect of creating a monopoly, lessening competition or restraining trade.

                  "Confidentiality Agreement" shall mean that certain letter agreement dated August 4, 2006, between Purchaser and J&J.

                  "Disputed Item" shall have the meaning set forth in Section 2.7(b).

                  "Divesting Entities" shall mean, collectively, the J&J Divesting Entities and the Pfizer Divesting Entities.

                  "Divesting Subsidiaries" shall mean, collectively, the J&J Divesting Subsidiaries and the Pfizer Divesting Subsidiaries.

                  "Encumbrances" shall mean Liens, defects or irregularities in title, easements, rights-of-way, covenants, restrictions and other matters typically raised as exceptions in a commitment to issue a title insurance policy.

                  "Environmental Law" shall mean any applicable Law relating directly or indirectly to (i) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land), (ii) occupational health and safety or (iii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, recycling, Release or disposal of, Hazardous Materials.

                  "Environmental Liabilities" shall mean all Liabilities and Losses arising under Environmental Laws, including Liabilities and Losses resulting from (i) failure to comply with any requirement of, or any liability imposed under, any Environmental Law, (ii) failure to obtain or comply with any required Environmental Permit, (iii) any Release of Hazardous Materials or Remedial Action or (iv) harm or injury to any real property, to any Person, to public health or to any natural resource as a result of exposure to Hazardous Materials.

                  "Environmental Permit" shall mean a permit, license, certificate, approval or authorization issued by a Governmental Authority pursuant to an Environmental Law.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Excluded Assets" shall have the meaning set forth in Section 2.3.

                  "Excluded Trademarks" shall mean the trademarks set forth on
Schedule 2.3(g) and all rights in respect thereof.

                  "Final Inventories" shall have the meaning set forth in
Section 2.7(c).

                  "Formulae" shall mean the percentages and specifications of ingredients used to manufacture the Products, whether currently sold, manufactured or in development.

                  "GAAP" shall mean accounting principles and practices generally accepted in the United States of America, consistently applied.

                  "Governmental Antitrust Authority" shall have the meaning set forth in Section 7.3(a).

                  "Governmental Authority" shall mean any supranational, national, federal, state or local judicial, legislative, executive or regulatory authority.

                  "Governmental Authorizations" shall mean all licenses, permits, certificates and other authorizations and approvals required to carry on the J&J Business or the Pfizer Business under the applicable Laws of any Governmental Authority.

                  "Governmental Order" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

                  "Hazardous Materials" shall mean all materials, pollutants or contaminants regulated pursuant to Environmental Law, including oils, petroleum, petroleum products, asbestos and asbestos-containing materials.

                  "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Income Taxes" shall mean all Taxes based upon, measured by, or calculated with respect to (i) gross or net income or gross or net receipts or profits (including any capital gains, minimum Taxes and any Taxes on items of tax preference, but not including sales, use, real or personal property transfer or other similar Taxes), (ii) multiple bases (including corporate franchise, doing business or occupation Taxes) if one or more of the bases upon which such Tax may be based upon, measured by, or calculated with respect to, is described in clause (i) above, and (iii) withholding Taxes measured by, or calculated with respect to, any payments or distributions (other than wages).

                  "Indemnified Party" shall have the meaning set forth in
Section 8.3.

                  "Indemnifying Party" shall have the meaning set forth in
Section 8.3.

                  "Independent Accountant" shall have the meaning set forth in
Section 2.7(c).

                   "Intellectual Property Schedules" shall mean, collectively,
Schedule 1.1(b), Schedule 1.1(d), Schedule 1.1(e), Schedule 1.1(f) and Schedule 1.1(g).

                  "Inventories" shall mean all finished goods inventory of the Products.

                  "Inventories Statement" shall have the meaning set forth in
Section 2.7(a).

                  "Inventories Target" shall have the meaning set forth in
Section 2.7(d).

                  "J&J" shall have the meaning set forth in the heading of this Agreement.

                  "J&J Ancillary Agreements" shall mean, collectively, the J&J Manufacturing and Supply Agreement, the J&J Quality Agreement and the J&J Transitional Services Agreement.

                  "J&J Business" shall mean the business of manufacturing, marketing, distributing and selling the J&J Products as currently conducted by J&J and its Subsidiaries in the Territory.

                  "J&J Divesting Entities" shall mean, collectively, J&J and the J&J Divesting Subsidiaries.

                  "J&J Divesting Subsidiaries" shall mean, collectively, all Subsidiaries of J&J that have any right, title or interest in, to or under any J&J Purchased Assets, provided, however, that, from and after the Pfizer/J&J Closing, "J&J Divesting Subsidiaries" shall mean, collectively, all Subsidiaries of J&J that have any right, title or interest in, to or under any Purchased Assets.

                  "J&J Financial Information" shall mean the financial data set forth on Schedule 5.5(a).

                  "J&J Manufacturing and Supply Agreement" shall have the meaning set forth in Section 7.7.

                  "J&J Names" shall mean "Johnson & Johnson", "J&J", "Johnson's", "Johnson & Johnson Consumer Companies, Inc.", "JJCCI", "McNeil-PPC, Inc.", "McNeil" and "Personal Products Company".

                  "J&J Products" shall have the meaning set forth in the Recitals to this Agreement.

                  "J&J Purchased Assets" shall mean the Purchased Assets that relate to the J&J Products or the J&J Business.
                  "J&J Quality Agreement" shall mean the Quality Agreement referred to in the J&J Manufacturing and Supply Agreement.

                  "J&J Transitional Services Agreement" shall have the meaning set forth in Section 7.5.

                  "Knowledge of J&J" shall mean the actual knowledge of any of the individuals listed on Schedule 1.1(a)(i).

                  "Knowledge of Pfizer" shall mean the actual knowledge of any of the individuals listed on Schedule 1.1(a)(ii).

                  "Laws" shall include any federal, state, foreign or local law, common law, statute, ordinance, rule, regulation, code or Governmental Order.

                  "Liabilities" shall mean any and all debts, liabilities and obligations, whether accrued or fixed, known or unknown, absolute or contingent, matured or unmatured or determined or determinable.

                  "Licensed Know-How" shall mean, collectively, inventions, discoveries, trade secrets, know-how and ideas, rights in research and development, commercially practiced processes and inventions, whether patentable or not, design rights, copyrights and registrations or applications for registration of copyrights and any renewals or extensions thereof, in each case that (i) are used in the Business and (ii) are not Transferred Know-How.

                  "Licensed Patent Rights" shall mean the patent applications set forth on Schedule 1.1(b), together with any extensions, reexaminations, reissues, divisions, continuations and continuations-in-parts of such patent applications.

                  "Liens" shall mean any lien, security interest, mortgage, charge or similar encumbrance.

                  "Losses" shall have the meaning set forth in Section 8.1(a).

                  "Material Adverse Effect" shall mean any change, effect, event, circumstance, occurrence or state of facts that, either alone or in combination, is or would reasonably be expected to be materially adverse to (i) the business, results of operations or financial condition of the Business or the Purchased Assets, taken as a whole, or (ii) the ability of any Parent Divesting Entity to consummate the transactions contemplated by this Agreement, provided that none of the following changes, effects, events, circumstances, occurrences or states of facts shall be deemed, either alone or in combination with any other event specified in clauses (a) through (h) below, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been or would reasonably be expected to be a Material Adverse Effect: (a) changes or effects in the general economic conditions or the securities, syndicated loan, credit or financial markets; (b) changes in GAAP; (c) changes or effects, including legal, tax or regulatory changes, that generally affect the industry in which the Business operates and that do not disproportionately affect the Business relative to other participants in such industry; (d) changes or effects that arise out of or are attributable to the commencement, occurrence, continuation or intensification of any war, sabotage, armed hostilities or acts of terrorism; (e) earthquakes, hurricanes or other natural disasters; (f) any failure by the Business to meet internal projections or forecasts for any period (it being understood that the facts or occurrences giving rise or contributing to any such failure may be deemed to constitute, or be taken into account in determining whether there has been or would reasonably be expected to be, a Material Adverse Effect); (g) changes or effects that arise out of or are attributable to the public announcement that Pfizer would pursue strategic options for its Consumer Healthcare business or the negotiation, execution, public announcement or performance of the Pfizer/J&J Purchase Agreement or this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees (provided that the exception in this clause (g) shall not apply to the use of the term Material Adverse Effect in Sections 5.3 and 5.4); and (h) any matter disclosed in the Schedules to this Agreement where an adverse effect is reasonably apparent from the face of such disclosure.

                  "Material Assumed Contract" shall have the meaning set forth in Section 5.10.

                  "Material Business Partners" shall have the meaning set forth in Section 5.14.

                  "Material Transferred Intellectual Property" shall have the meaning set forth in Section 5.11.

                  "Material Transferred Intellectual Property License" shall have the meaning set forth in Section 5.11.

                  "Names" shall mean, collectively, the J&J Names and the Pfizer Names.

                  "Nonassigned Asset" shall have the meaning set forth in
Section 2.2(b).

                  "Parent Divesting Entities" shall mean J&J and Pfizer, together.

                  "Permitted Encumbrances" shall mean (i) all Liens approved in writing by Purchaser as Permitted Encumbrances, (ii) statutory Liens arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent, (iii) Encumbrances, other than Liens securing indebtedness for borrowed money, that, individually and in the aggregate, do not and would not reasonably be expected to materially detract from the value or impair the use of the property subject thereto or make such property unmarketable, (iv) Liens for Taxes not yet subject to penalties for nonpayment or which are being actively contested by appropriate proceedings, and
(v) mechanics', materialmens', carriers', workmens', warehousemens', repairmens', landlords' or other like Liens and security obligations that are incurred in the ordinary course of business and are not delinquent.

                  "Person" shall mean an individual, a limited liability company, joint venture, a corporation, a partnership, an association, a trust, a division or operating group of any of the foregoing or other entity or organization.

                  "Pfizer" shall have the meaning set forth in the heading of this Agreement.

                  "Pfizer Ancillary Agreements" shall mean, collectively, the Pfizer Transitional Services Agreement, the Pfizer Manufacturing and Supply Agreement and the Pfizer Quality Agreement.

                  "Pfizer Business" shall mean the business of manufacturing, marketing, distributing and selling the Pfizer Products as currently conducted by Pfizer and its Subsidiaries in the Territory.

                  "Pfizer Divesting Entities" shall mean, collectively, Pfizer and Pfizer Divesting Subsidiaries.

                  "Pfizer Divesting Subsidiaries" shall mean, collectively, all Subsidiaries of Pfizer that have any right, title or interest in, to or under any Pfizer Purchased Assets; provided, however, that from and after the Pfizer/J&J Closing, no Subsidiary of Pfizer shall be deemed to have any right, title or interest in, to or under any Pfizer Purchased Assets.

                   "Pfizer Financial Information" shall mean the financial data set forth on Schedule 5.5(b).

                  "Pfizer/J&J Closing" shall have the meaning set forth in the Recitals to this Agreement.

                  "Pfizer/J&J Purchase Agreement" shall have the meaning set forth in the Recitals to this Agreement.

                  "Pfizer Manufacturing and Supply Agreement" shall have the meaning set forth in Section 7.7.

                  "Pfizer  Names"  shall  mean  "Pfizer,   Inc.",   "Pfizer",
"Warner-Lambert",   "Parke  Davis", "Pharmacia" and "Upjohn".

                  "Pfizer Products" shall have the meaning set forth in the Recitals to this Agreement.

                  "Pfizer Purchased Assets" shall mean the Purchased Assets that relate to the Pfizer Products or the Pfizer Business.

                  "Pfizer Quality Agreement" shall mean the Quality Agreement referred to in the Pfizer Manufacturing and Supply Agreement.

                  "Pfizer Transitional Services Agreement" shall have the meaning set forth in Section 7.5.

                  "Proceeding" shall have the meaning set forth in Section 10.12(b).

                  "Product Registrations" shall have the meaning set forth in
Section 5.9(a).

                  "Products" shall mean, collectively, the J&J Products and the Pfizer Products.

                  "Proposed Allocation" shall have the meaning set forth in
Section 2.8(b).

                  "Purchase Price" shall have the meaning set forth in Section 2.6(a).

                  "Purchased Assets" shall have the meaning set forth in Section 2.1.

                  "Purchaser" shall have the meaning set forth in the heading of this Agreement.

                  "Purchaser Material Adverse Effect" shall have the meaning set forth in Section 6.3.

                  "Registration Information" shall mean copies of the Product Registrations, together with copies of correspondence between Parent Divesting Entities or any of their respective Affiliates and the applicable Governmental Authority, current approved packaging and any other existing files and dossiers, in each case relating to the Product Registrations and/or to the underlying data or information used to support, maintain or obtain marketing authorization of the underlying product.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, injecting, depositing, disposing, discharging, dispersal, escaping, dumping, migrating or leaching into or through the environment, including surface water, soil or groundwater (including the abandonment or discarding of barrels, containers, and other receptacles containing Hazardous Materials), or as otherwise defined under Environmental Laws.

                  "Remedial Action" shall mean action to clean up soil, sediments, surface water or groundwater in response to a Release of Hazardous Materials, including associated action taken to investigate, monitor, assess and evaluate the extent and severity of any such Release; action taken to remediate any such Release; post-remediation monitoring of any such Release; and preparation of all reports, studies, analyses or other documents relating to the above. "Remedial Action" also shall refer to any judicial, administrative or other proceeding relating to any of the above, including the negotiation and execution of judicial or administrative consent decrees; responding to information requests by any Governmental Authority; or defending claims brought by any Governmental Authority or any other Person, whether such claims are equitable or legal in nature, relating to the cleanup of the environment, including soil, surface water, groundwater, and sediments in response to a Release of Hazardous Materials and associated actions.

                  "Resolution Period" shall have the meaning set forth in
Section 2.7(c).

                  "Retained Liabilities" shall have the meaning set forth in
Section 2.5.

                  "SEC" shall have the meaning set forth in Section 7.16.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Sellers" shall mean J&J and each Subsidiary of J&J that will be selling, conveying, assigning and transferring any of the Purchased Assets pursuant to Section 2.1.

                  "Specified Excluded Trademarks" shall mean the Excluded Trademarks set forth on Schedule 7.10.

                  "Subsidiary" shall mean an entity as to which a Parent Divesting Entity or Purchaser or any other relevant entity, as the case may be, owns directly or indirectly 50% or more of the voting power or other similar interests. Any Person which comes within this definition as of the date of this Agreement but thereafter fails to meet such definition shall from and after such time not be deemed to be a Subsidiary of a Parent Divesting Entity or Purchaser or any other relevant entity, as the case may be. Similarly, any Person which does not come within such definition as of the date of this Agreement but which thereafter meets such definition shall from and after such time be deemed to be a Subsidiary of a Parent Divesting Entity or Purchaser or any other relevant entity, as the case may be.

                  "Taxes" shall mean all taxes, charges, duties, fees, levies or other assessments, including income, excise, property, sales or use, value added, profits, license, withholding (with respect to compensation or otherwise), payroll, employment, net worth, capital gains, transfer, stamp, social security, environmental, occupation and franchise taxes, imposed by any Taxing Authority, and including any interest, penalties and additions attributable thereto, and all amounts payable pursuant to an agreement or arrangement with respect to taxes.

                   "Tax Return" shall mean any return, report, declaration, information return, statement or other document filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

                  "Taxing Authority" means any governmental or regulatory authority, body or instrumentality exercising any authority to impose, regulate or administer the imposition of Taxes.

                  "Territory" shall mean, with respect to each Product, (i) the United States of America and its territories and possessions and (ii) such other territories as are set forth next to such Product on Schedule 1.1(c).

                  "Third Party Claim" shall have the meaning set forth in
Section 8.4(a).

                  "Third Party Claim Notice" shall have the meaning set forth in
Section 8.3.

                  "Transfer Taxes" means any federal, state, county, local, foreign and other sales, use, transfer, value added, conveyance, documentary transfer, stamp duty, recording or other similar tax, fee or charge imposed in connection with the transactions contemplated by this Agreement or the recording of any sale, transfer or assignment of property (or any interest therein) effected pursuant to this Agreement.

                  "Transferred Intellectual Property" shall mean, collectively,
(i) the Transferred Patent Rights, (ii) the Transferred Trademark Rights, (iii) the Formulae, (iv) the Transferred Intellectual Property Licenses, (v) rights in domain name registrations set forth on Schedule 1.1(d) and (vi) the Transferred Know-How.

                  "Transferred Intellectual Property Licenses" shall mean, collectively, all licenses and agreements set forth on Schedule 1.1(e).

                  "Transferred Know-How" shall mean inventions, discoveries, trade secrets, know-how and ideas, rights in research and development, commercially practiced processes and inventions, whether patentable or not, design rights, copyrights and registrations or applications for registration of copyrights and any renewals or extensions thereof, in each case used solely in the Business.

                  "Transferred Patent Rights" shall mean the patent applications set forth on Schedule 1.1(f), together with any extensions, reexaminations, reissues, divisions, continuations, and continuations-in-parts of such patent applications.

                  "Transferred Trademark Rights" shall mean the registered and unregistered trademarks, service marks, brand names, certification marks and trade dress set forth on Schedule 1.1(g), together with all goodwill associated with the foregoing.

                  "Use Period" shall have the meaning set forth in Section 7.10.

                  Section 1.2 Other Definitional Provisions. (a)The words "hereof", "herein", "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) The terms "dollars" and "$" shall mean United States of America dollars.

                  (d) The term "including" shall mean "including, without limitation."

                 (e) When a reference is made in this Agreement to an Article, a Section, an Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

                                   ARTICLE II

                                PURCHASE AND SALE

                  Section 2.1 Purchase and Sale of Assets. Upon the terms and subject to the conditions set forth herein, at the Closing, J&J shall, and shall cause its Subsidiaries to, sell, convey, assign and transfer to Purchaser, and Purchaser shall purchase, acquire and accept from J&J and its Subsidiaries, free and clear of all Liens, other than Permitted Encumbrances, all the right, title and interest of J&J and its Subsidiaries in, to or under the assets set forth below (collectively, the "Purchased Assets"):

                  (a) the contracts, agreements and commitments that are set forth on Schedule 2.1(a) (the "Assumed Contracts");

                  (b) the Inventories;

                  (c) the Transferred Intellectual Property;

                  (d) the manufacturing equipment set forth on Schedule 2.1(d), together with warranties in favor of any Parent Divesting Entity or any of its Affiliates relating thereto;

                  (e) Registration Information (including in relation to pending applications and applications that are in the process of being prepared by any Parent Divesting Entity or any of its Affiliates for Product Registrations), to the extent transferable;

                  (f) Governmental Authorizations relating solely to the Business, to the extent transferable;

                  (g) all customer and vendor lists to the extent relating to the Business, all files and documents (including credit information and historical sales information) to the extent relating to customers and vendors of the Business, all records, files and documents pertaining to customer complaints, product recalls, claims or litigation, in each case, to the extent relating to the Business and all other business and financial records, files, books and documents (whether in hard copy or computer format, but excluding any personnel records) to the extent relating to the Business, including copies of all documents made available to Purchaser in the online data room established in connection with the transactions contemplated by this Agreement; provided, however, that Sellers may retain, subject to Section 10.9, a copy of (i) all financial records of Sellers and their Affiliates, (ii) any other books and records to the extent necessary for tax, accounting, litigation or other valid business purpose and (iii) any correspondence to, with or from any Person; and

                  (h) all market research, advertising, marketing, sales and promotional materials, other product literature and marketing and promotional plans, in each case, relating solely to the Business.

                  Section 2.2 Consents. (a)Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Intellectual Property License, Assumed Contract or other Purchased Asset that is not assignable or transferable without the consent of any Person, other than any Parent Divesting Entity, Purchaser or any of their respective Affiliates, to the extent that such consent shall not have been given prior to the Closing, provided, however, that each Parent Divesting Entity shall use, both prior to and after the Closing, commercially reasonable efforts to obtain, and Purchaser shall use its commercially reasonable efforts to assist and cooperate with Parent Divesting Entities in connection therewith, all necessary consents to the assignment and transfer thereof, it being understood that (i) none of Parent Divesting Entities, Purchaser or any of their respective Subsidiaries shall be required to pay money to any third party, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party and (ii) to the extent the foregoing shall require any action by any Parent Divesting Entity that would, or would continue to, affect the Business after the Closing, such action shall require the prior written consent of Purchaser (which consent shall not be unreasonably withheld). Upon obtaining the requisite third party consents thereto, such Transferred Intellectual Property Licenses, Assumed Contracts and other Purchased Assets shall be transferred and assigned to Purchaser hereunder.

                  (b) With respect to any Transferred Intellectual Property License, Assumed Contract or other Purchased Asset that is not transferred or assigned to Purchaser at the Closing by reason of Section 2.2(a) (each, a "Nonassigned Asset"), after the Closing and until any requisite consent is obtained and the foregoing is transferred and assigned to Purchaser, Parent Divesting Entities shall (and shall cause their respective Affiliates to) provide to Purchaser substantially comparable benefits thereof and shall enforce, at the request of and for the account of Purchaser, any rights of the Divesting Entities arising thereunder against any Person, including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. To the extent that Purchaser is provided with benefits of any Nonassigned Asset, Purchaser shall perform, at the direction of the applicable Divesting Entity, the obligations of such Divesting Entity thereunder. Notwithstanding anything to the contrary set forth herein, to the extent that any Assumed Liability relates to any Nonassigned Asset, such Assumed Liability shall be deemed to be a Retained Liability unless such Nonassigned Asset is transferred and assigned to Purchaser, or unless Purchaser (but solely to the extent that) obtains the benefit of such Nonassigned Asset under this Section 2.2(b).

                  (c) Purchaser acknowledges that certain consents to the transactions contemplated by this Agreement, including the acquisition by J&J or its Subsidiaries of rights, title and interest in, to or under the Pfizer Assets, may be required from parties to the Transferred Intellectual Property Licenses, Assumed Contracts, licenses and other rights and that such consents have not been and may not be obtained. Purchaser agrees that the Divesting Entities shall not have any liability whatsoever arising out of or relating to the failure to obtain any consents that may have been or may be required in connection with the transactions contemplated by this Agreement, including the acquisition by J&J or its Subsidiaries of rights, title and interest in, to or under the Pfizer Assets, or because of the default under or acceleration or termination of any Transferred Intellectual Property License, Assumed Contract, license or other right solely as a result thereof. Purchaser further agrees that no representation, warranty or covenant of any Parent Divesting Entity contained herein shall be breached or deemed breached, and no condition to Purchaser's obligations to close the transactions contemplated by this Agreement shall be deemed not satisfied, solely as a result of (i) the failure to obtain any such consent or any such default, acceleration or termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person to the extent arising out of or relating to the failure to obtain any such consent or any such default, acceleration or termination. Nothing in this Section 2.2(c) shall limit obligations of Parent Divesting Entities under Section 2.2(a) or 2.2(b).

                  Section 2.3 Excluded Assets. Purchaser acknowledges and agrees that it is not acquiring any rights, title or interest in, to or under any of the following assets (collectively, the "Excluded Assets"):

                  (a) any Cash Equivalents;

                  (b) any Accounts Receivable;

                  (c) all losses, loss carryforwards and rights to receive refunds, credits and loss carry forwards with respect to any and all Taxes of the Sellers that constitute Retained Liabilities pursuant to Section 2.5(g);

                  (d) (i) the corporate books and records of the Divesting Entities to the extent not related to the Business, including those portions of the Tax Returns and other corporate books and records that do not relate to the Business, (ii) all personnel records, (iii) any attorney work product, attorney-client communications and other items protected by attorney-client privilege, in each case, to the extent relating to any Excluded Asset or any Retained Liability and (iv) any documents that were received from third parties in connection with their proposed acquisition of the Purchased Assets or the Products or that were prepared by a Parent Divesting Entity or any of its Affiliates in connection therewith;

                  (e) any current and prior insurance policies and all rights of any nature with respect thereto, including all insurance recoveries thereunder and rights to assert claims with respect to any such insurance recoveries;

                  (f) the "Pfizer", "Warner-Lambert", "Parke Davis", "Pharmacia", "Johnson & Johnson", "McNeil-PPC" and "Personal Products Company" names and logos;

                  (g) the Excluded Trademarks;

                  (h) any real estate owned or leased by any Parent Divesting Entity or any of its Affiliates;

                  (i) any manufacturing equipment used in the manufacture of the Products, other than the manufacturing equipment referred to in Section 2.1(d);

                  (j) any rights, claims and credits of any Parent Divesting Entity or any of its Affiliates relating to any Excluded Asset or any Retained Liability, including any guarantees, warranties, indemnities and similar rights in favor of any Parent Divesting Entity or any of its Affiliates relating to any Excluded Asset or any Retained Liability; and

                  (k) any assets, properties or rights of any Parent Divesting Entity or any of its Affiliates other than the Purchased Assets.

                  Section 2.4 Assumption of Certain Obligations. Upon the terms and subject to the conditions set forth herein, Purchaser agrees, effective at the Closing, to assume and to satisfy and discharge only the following Liabilities of the Divesting Entities, in each case other than the Retained Liabilities (all of the foregoing Liabilities being collectively referred to as the "Assumed Liabilities"):

                  (a) all Liabilities arising out of or relating to lawsuits and claims, regardless of when commenced or made and irrespective of the legal theory asserted, arising from the design, manufacture, testing, advertising, marketing, distribution or sale of the Products, whether prior to or after the Closing, including all lawsuits and claims relating to warranty obligations and alleged intellectual property infringement;

                  (b) all Liabilities arising out of or relating to any Assumed Contract, whether prior to or after the Closing;

                  (c) all Liabilities to suppliers or other third parties for materials and services, to the extent relating to the Business, ordered in the ordinary course of business prior to the Closing, but scheduled to be delivered or provided thereafter;

                  (d) all Liabilities to customers under purchase orders for the Products that have not yet been shipped at the Closing;

                  (e) all Liabilities arising out of or relating to the lawsuits and claims set forth on Schedule 2.4(e);

                  (f) all other Liabilities to the extent relating to any Product, including (i) all Liabilities for any rebates in respect of any Product (but only to the extent such Liabilities do not exceed $100,000 in the aggregate for all Products), (ii) all Liabilities for any recall or post-sale warning in respect of any Product and (iii) all Liabilities with respect to promotional activities for the Products undertaken in the ordinary course of business; and

                  (g) all other Liabilities (including Environmental Liabilities and Liabilities related to Taxes) arising out of or relating to the Products, the Business or the Purchased Assets, including the use, ownership, possession, operation, occupancy, sale or lease of the Purchased Assets, but only to the extent such Liabilities are attributable to any action, omission, performance, non-performance, event, condition or circumstance after the Closing.

                  Section 2.5 Retained Liabilities. Notwithstanding anything to the contrary set forth in Section 2.4, the J&J Divesting Entities shall retain and be solely responsible for, and Purchaser shall not assume or in any way become liable for, the following Liabilities relating to the Business (the "Retained Liabilities"):

                  (a) all Environmental Liabilities, other than Liabilities referred to in Section 2.4(g);

                  (b) all Liabilities to suppliers or other third parties for materials and services incurred prior to or at the Closing, other than Liabilities referred to in Section 2.4(c);

                  (c) all Liabilities arising out of or relating to the return of any Product sold prior to the Closing Date (provided that Purchaser agrees that it shall not initiate or encourage any such returns outside what is customary in the trade without J&J's prior written consent);

                  (d) all Liabilities to the extent related to the Excluded Assets;

                  (e) all Liabilities of any J&J Divesting Entity to any other J&J Divesting Entity;

                  (f) all Liabilities with respect to any current or former employee of J&J or any of its Affiliates;

                  (g) all Liabilities related to (i) Income Taxes and other Taxes related to the Business, other than Liabilities referred to in Section 2.4(g), and (ii) except to the extent provided under Section 2.9(a), Transfer Taxes attributable to the transfer of the Purchased Assets pursuant to this Agreement; and

                  (h) except to the extent specifically assumed by Purchaser pursuant to clauses (a) through (f) of Section 2.4, all other Liabilities (including Liabilities for any rebates in respect of Products in excess of $100,000 in the aggregate, but excluding Environmental Liabilities, which are the subject of clause (a) above, and Liabilities related to Taxes, which are the subject of clause (g) above) arising out of or relating to the Products, the Business or the Purchased Assets, including the use, ownership, possession, operation, occupancy, sale or lease of the Purchased Assets, but only to the extent such Liabilities are attributable to any action, omission, performance, non-performance, event, condition or circumstance prior to or at the Closing.

                  Section 2.6 Purchase Price. (a)In consideration of the sale and transfer of the Purchased Assets, Purchaser agrees to pay to the Sellers $410,000,000 (the "Purchase Price"), exclusive of any Transfer Taxes, and to assume, satisfy and discharge the Assumed Liabilities. The Purchase Price shall be paid in immediately available funds, by wire transfer in accordance with written instructions given by J&J to Purchaser not less than two Business Days prior to the Closing. The Purchase Price shall be subject to the adjustment provisions of Section 2.7 and shall be allocated as described in Section 2.8.

                  (b) Prior to the Closing, any loss or damage to the Purchased Assets from fire, casualty or otherwise shall be the sole responsibility of the Divesting Entities.

                  Section 2.7 Purchase Price Adjustment. (a)Within 90 days after the Closing Date, J&J shall deliver to Purchaser an unaudited statement of the Inventories as of the Closing Date, determined in accordance with the methodologies used to determine the Inventories Target, whether or not doing so is in accordance with GAAP (the "Inventories Statement"). Any Inventory that (i) exceeds a six-month supply, as measured on the basis of sales by SKU, (ii) has an expiration date within 18 months of the Closing Date, (iii) is for promotions that have terminated, (iv) consists of discontinued Products or SKUs or (v) is not of a good and merchantable quality shall be disregarded for purposes of preparing the Inventories Statement. Purchaser shall provide J&J, and any Person designated by J&J, with access to its properties and the books and records of the Business constituting Purchased Assets as may reasonably be requested by J&J to prepare the Inventories Statement. On or promptly after the Closing Date, J&J shall conduct a physical count of the Inventories as of the Closing Date in connection with the preparation of the Inventories Statement. It is understood and agreed that Purchaser and its auditors shall be permitted to attend such physical count conducted by J&J.

                  (b) During the 60-day period following Purchaser's receipt of the Inventories Statement, Purchaser and its auditors shall be permitted to review the working papers of J&J and its auditors relating to the Inventories Statement. Purchaser may dispute the amounts or items reflected on or omitted from the Inventories Statement (each, a "Disputed Item"), but only on the basis that the Inventories Statement does not reflect, or has not been prepared in a manner consistent with, the provisions of this Agreement or otherwise contains a mathematical or factual error; provided, however, that Purchaser shall notify J&J in writing of each Disputed Item, and specify the amounts thereof in dispute and the specific basis therefor, within 60 days after receipt of the Inventories Statement. The failure by Purchaser to provide a notice of Disputed Items to J&J within such 60-day period with respect to any items reflected on the Inventories Statement shall constitute Purchaser's acceptance of all such items reflected on the Inventories Statement.

                  (c) If a notice of Disputed Items shall be timely delivered pursuant to Section 2.7(b), J&J and Purchaser shall, during the 20 Business Days following the date of such delivery (the "Resolution Period"), negotiate to resolve the Disputed Items. If during the Resolution Period the parties are unable to reach agreement, J&J and Purchaser shall refer all unresolved Disputed Items to Ernst & Young LLP, or any other independent accounting firm as J&J and Purchaser shall mutually agree upon (the "Independent Accountant"). Such reference shall be made within 10 days of termination of the Resolution Period, whereupon the Independent Accountant shall make a determination with respect to each unresolved Disputed Item within 30 days after the reference, which determination shall be made in accordance with this Section 2.7. The Independent Accountant shall deliver to J&J and Purchaser, within such 30-day period, a report setting forth its adjustments, if any, to the Inventories Statement and the calculations supporting such adjustments. Such report shall be final, binding on the parties and conclusive. J&J and Purchaser shall each pay one-half of all the costs incurred in connection with the engagement of the Independent Accountant. As used herein, "Final Inventories" shall mean (i) if no notice of Disputed Items is delivered by Purchaser within the period provided in Section 2.7(b), Inventories as shown on the Inventories Statement as prepared by J&J or
(ii) if such a notice of Disputed Items is delivered by Purchaser, either (x) Inventories as agreed to in writing by J&J and Purchaser or (y) Inventories as shown in the Independent Accountant's calculation delivered pursuant to this
Section 2.7(c). The parties acknowledge that they have discussed their past contacts, if any, with the Independent Accountant, and that neither party shall have the right to object to the Independent Accountant's service in such role by reason of non-disclosure of past contacts, conflicts of interest, or any other reason. The scope of the disputes to be resolved by the Independent Accountant shall be limited to the unresolved Disputed Items, and the Independent Accountant is not to make any other determination. Any determinations by the Independent Accountant, and any work or analyses performed by the Independent Accountant, in connection with its resolution of any dispute under this Section
2.7 shall not be admissible in evidence in any suit, action or proceeding between the parties, other than to the extent necessary to enforce payment obligations under this Section 2.7(c).

                  (d) If the Final Inventories are less than $6,022,611 (the "Inventories Target") then J&J shall, within 10 days after the determination of the Final Inventories, pay to Purchaser, by wire transfer of immediately available funds in accordance with written instructions given to J&J by Purchaser, the amount of such shortfall, together with interest on such amount from the Closing Date to the date of such payment at a rate equal to the prime rate announced from time to time by Citibank, N.A. If the Final Inventories are greater than the Inventories Target, then Purchaser shall, within 10 days after the determination of the Final Inventories, pay to J&J, by wire transfer of immediately available funds in accordance with written instructions given by J&J to Purchaser, the amount of such excess, together with interest on such amount from the Closing Date to the date of such payment at a rate equal to the prime rate announced from time to time by Citibank, N.A.

                  Section 2.8 Allocation of the Purchase Price. (a)Purchaser and J&J, on behalf of itself and the other Sellers, agree that they shall negotiate to enter into agreement on or after the Closing Date concerning the allocation of the Purchase Price and the Assumed Liabilities among the Purchased Assets (the "Allocation").

                  (b) Purchaser and J&J, on behalf of itself and the other Sellers, agree that the Allocation shall be made pursuant to the following procedure: J&J shall deliver to the Purchaser an allocation of the Purchase Price and Assumed Liabilities among the Purchased Assets (the "Proposed Allocation"). Purchaser shall agree to the Proposed Allocation unless such allocation is unreasonable, in which case Purchaser shall deliver written notice to J&J within 30 days after Purchaser's receipt of the Proposed Allocation. If Purchaser so objects to the Proposed Allocation, the Independent Accountant shall resolve any such objections within 30 days after its engagement for this purpose. The Proposed Allocation shall be amended accordingly, and the Proposed Allocation as so amended shall be the Allocation.

                  (c) All fees and expenses relating to the Proposed Allocation shall be borne by J&J, and all the fees and expenses relating to the engagement of the Independent Accountant for purposes set forth in Section 2.8(b) shall be borne by Purchaser.

                  (d) In the event that any Tax Authority disputes the Allocation, J&J, on behalf of itself and the other Sellers, or Purchaser, as the case may be, shall promptly notify the other party of the nature of such dispute.

                  (e) Purchaser and J&J, on behalf of itself and the other Sellers, agree to file and prepare any Tax Returns in accordance with the Allocation, and they further agree not to take any tax position that is inconsistent with the Allocation.

                  Section 2.9 Transfer Taxes; Proration of Property Taxes.
(a)All Transfer Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Purchaser. Purchaser and Sellers shall cooperate in timely making all Tax Returns as may be required to comply with the provisions of such Transfers Tax laws.

                  (b) Personal property Taxes and assessments on the Purchased Assets for any taxable period commencing prior to the Closing Date and ending after the Closing Date shall be prorated on a per diem basis between Purchaser and the Sellers as of the Closing Date. The amount of all such prorations shall be paid on the Closing Date, provided, however, that final payments with respect to prorations that are not able to be calculated as of the Closing Date shall be calculated and paid as soon as practicable after the Closing Date.

                                  ARTICLE III

                                    CLOSING

                  Section 3.1 Closing. (a)The Closing shall take place at the offices of Cravath, Swaine & Moore LLP, located at 825 Eighth Avenue, New York, New York 10019, at 10:00 a.m., New York time, on the third Business Day following the later of (i) January 2, 2007 and (ii) the satisfaction or waiver of the conditions set forth in Article IV (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), unless another time and place is mutually agreed to in writing by J&J and Purchaser. The date on which the Closing occurs is referred to as the "Closing Date." If the Closing shall occur on the date of the occurrence of the Pfizer/J&J Closing, it shall be deemed to have occurred immediately following the occurrence of the Pfizer/J&J Closing.

                  (b) At the Closing, Parent Divesting Entities shall deliver or cause to be delivered to Purchaser the instruments and documents set forth on Exhibit A, in each case in a form reasonably acceptable to Purchaser.

                  (c) At the Closing, Purchaser shall deliver to J&J, as agent for the Sellers, (i) the Purchase Price, by wire transfer in immediately available funds to one or more accounts specified in writing by J&J at least two Business Days prior to the Closing Date and (ii) the instruments and documents set forth on Exhibit B, in each case in a form reasonably acceptable to J&J.

                                   ARTICLE IV

                              CONDITIONS TO CLOSING

                  Section 4.1 Conditions to the Obligations of Purchaser and Parent Divesting Entities. The respective obligations of each of the parties to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following conditions precedent:

                  (a) There shall not (i) be in effect in the United States of America any Law or Governmental Order that makes illegal or enjoins or prevents in any respect the consummation of the transactions contemplated by this Agreement or (ii) have been commenced and be continuing any action or proceeding by any Governmental Authority of the United States of America that seeks to make illegal, enjoin or prevent in any respect the transactions contemplated by this Agreement.

                  (b) The waiting period, if any, required under the HSR Act, including any extensions thereof, shall have expired or been terminated.

                  (c) The Pfizer/J&J Closing shall have occurred.

                  Section 4.2 Conditions to the Obligations of Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions precedent:

                  (a) Each Parent Divesting Entity shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing. The representations and warranties of each Parent Divesting Entity contained in Sections 5.1 and 5.2 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made as of the Closing, and all other representations and warranties of each Parent Divesting Entity contained herein shall be true and correct (disregarding all qualifications as to materiality and Material Adverse Effect) as of the date of this Agreement and as of the Closing, as if made as of the Closing (except for those representations and warranties that address matters as of a particular date, which need to be true only as of such date), except for breaches of such other representations and warranties that would not, individually or in the aggregate, have a Material Adverse Effect. Purchaser shall have received a certificate of J&J, dated as of the Closing Date and signed by a senior officer of J&J, certifying as to the fulfillment of the foregoing.

                  (b) Parent Divesting Entities shall have made or caused to be made delivery to Purchaser of the items required by Section 3.1(b).

                  Section 4.3 Conditions to the Obligations of Sellers. The obligation of Sellers to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of the following additional conditions precedent:

                  (a) Purchaser shall have performed in all material respects its agreements and obligations contained in this Agreement required to be performed by it at or before the Closing. The representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the date of this Agreement and as of the Closing, as if made as of the Closing (except for those representations and warranties that address matters as of a particular date, which need be true in all material respects only as of such date). Sellers shall have received a certificate of Purchaser, dated as of the Closing Date and signed by a senior officer of Purchaser, certifying as to the fulfillment of the foregoing.

                  (b) Purchaser shall have made or caused to be made delivery to the Sellers of the items required by Section 3.1(c).

                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT DIVESTING ENTITIES

                  Each Parent Divesting Entity hereby represents and warrants, severally and not jointly and in each case as to itself, its Subsidiaries and, in the case of J&J, the J&J Business or, in the case of Pfizer, the Pfizer Business, to Purchaser as follows:

                  Section 5.1 Organization. J&J is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Pfizer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each Divesting Subsidiary is a corporation duly organized, validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its organization.

                  Section 5.2 Authority; Binding Effect. (a)Each Parent Divesting Entity has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by each Parent Divesting Entity of this Agreement and each such Ancillary Agreement, and the performance by each Parent Divesting Entity of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action.

                  (b) Each Divesting Subsidiary has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver each Ancillary Agreement to which it will be a party and to perform its obligations thereunder. The execution and delivery by each Divesting Subsidiary of each Ancillary Agreement to which it will be a party, and the performance by it of its obligations hereunder and thereunder, have been or will have been at the Closing duly authorized by all requisite corporate action.

                  (c) This Agreement has been duly executed and delivered by each Parent Divesting Entity and constitutes a valid and binding obligation of each Parent Divesting Entity, and each Ancillary Agreement will be, prior to the Closing, duly executed and delivered by each Divesting Entity that will be a party thereto and will, after the Closing, constitute a valid and binding obligation of such Divesting Entity, in each case enforceable against the applicable Divesting Entity in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

                  Section 5.3 Non-Contravention. The execution, delivery and performance of this Agreement by each Parent Divesting Entity, and of the Ancillary Agreements by the Divesting Entities party thereto, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the certificate of incorporation or bylaws of any Parent Divesting Entity or the comparable organizational documents of any other Divesting Entity, (ii) subject to obtaining the consents referred to in
Schedule 5.3, conflict with, or result in the breach of, constitute a default under, result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of any Divesting Entity under, or result in a loss of any benefit of the Business to which any Divesting Entity is entitled under, any agreement, lease of real estate or license of intellectual property to which any Divesting Entity is a party or to which its assets are subject and which primarily relates to the J&J Business or the Pfizer Business, or result in the creation of any Lien upon any of the Purchased Assets and (iii) assuming compliance with the matters set forth in Sections 5.4 and 6.4, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which any Divesting Entity is subject, except, with respect to clauses (ii) and
(iii), for any violations, breaches, conflicts, defaults, losses, Liens, terminations, cancellations or accelerations that would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 5.4 Governmental Authorization. Except as set forth on
Schedule 5.4, the execution and delivery of this Agreement by each Parent Divesting Entity, and of the Ancillary Agreements by the Divesting Entities party thereto, and the consummation of the transactions contemplated hereby and thereby, do not require any consent or approval of, or any notice to or other filing with, any Governmental Authority, except for consents, approvals, notices and filings the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 5.5 Financial Information. The J&J Financial Information has been prepared from the books and records of J&J and its Subsidiaries and fairly presents, in all material respects, as of the dates therein specified and for the periods indicated, the net sales and contribution margin (as described therein) of the J&J Business. The Pfizer Financial Information has been prepared from the books and records of Pfizer and its Subsidiaries and fairly presents, in all material respects, as of the dates therein specified and for the periods indicated, the net sales and direct profit contribution (as described therein) of the Pfizer Business.

                  Section 5.6 Absence of Material Changes. Since June 30, 2006, except as set forth on Schedule 5.6, each of the J&J Business and the Pfizer Business has been operated in the ordinary course consistent with past practice and there has not been:

                  (a) any Material Adverse Effect;

                  (b) any material change in the pricing, distribution, marketing, promotion or manufacturing of the Products, other than in the ordinary course of business;

                  (c) any sale, lease, license, abandonment or other disposition by any Divesting Entity of any material assets used in the J&J Business or the Pfizer Business, except (i) in the ordinary course of business, (ii) to another Divesting Entity or (iii) in connection with the transactions contemplated hereby or pursuant to the Pfizer/J&J Purchase Agreement;

                  (d) any agreement or commitment to take any action described in this Section 5.6.

                  Section 5.7 No Litigation. Except as set forth on Schedule 5.7, (i) no material litigation, claim, investigation or proceeding by or before any Governmental Authority, in each case relating to the J&J Business, is pending against or, to the Knowledge of J&J, threatened against any J&J Divesting Entity and (ii) no material litigation, claim, investigation or proceeding by or before any Governmental Authority, in each case relating to the Pfizer Business, is pending against or, to the Knowledge of Pfizer, threatened against any Pfizer Divesting Entity.

                  Section 5.8 Compliance with Laws. Except with respect to Product Registrations (which are the subject of Section 5.9), Taxes and Environmental Laws and except as to matters set forth in Schedule 5.8:

                  (a) each Divesting Entity is in compliance with all Laws applicable to the ownership or operation of the J&J Business or the Pfizer Business, as applicable, except to the extent that the failure to comply therewith would not, individually or in the aggregate, have a Material Adverse Effect; and

                  (b) each Divesting Entity possesses, and is in compliance with, all Governmental Authorizations necessary for the conduct of the J&J Business or the Pfizer Business, as applicable, as it is currently conducted, except where the failure to possess or comply with any such Governmental Authorization would not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 5.9 Product Registrations. (a)Schedule 5.9 sets forth, as of the date hereof, a list of all Governmental Authorizations granted to any Parent Divesting Entity or any of its Affiliates by or pending with any Governmental Authority of the United States of America to market any of the Products (the "Product Registrations"), except for those Governmental Authorizations that the failure to have would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as set forth on Schedule 5.9, all Products sold under the Product Registrations are manufactured and marketed in all material respects in accordance with the specifications and standards contained in such Product Registrations.

                  (c) Except as set forth on Schedule 5.9, a Divesting Entity is the sole and exclusive owner of each Product Registration and has not granted any right of reference with respect thereto.

                  Section 5.10 Material Contracts. Schedule 2.1(a) sets forth, as of the date of this Agreement, each contract, agreement and commitment to which any Parent Divesting Entity or any of its Subsidiaries is a party that relates solely to the Products and that is material to the J&J Business or the Pfizer Business, as applicable (each, a "Material Assumed Contract"). Parent Divesting Entities have made available to Purchaser true and complete copies of all Material Assumed Contracts. Except as disclosed in Schedule 5.10, (i) each Material Assumed Contract is valid and binding on the Divesting Entity that is a party thereto and, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, the other party thereto, and is in full force and effect; and (ii) no Divesting Entity or, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, any other party thereto is in breach of, or default under, any Material Assumed Contract, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a breach or default, in each case which breach or default would result, individually or in the aggregate, in a Material Adverse Effect.

                  Section 5.11 Intellectual Property. The Intellectual Property Schedules set forth, as of the date of this Agreement, all patents, patent applications, trademarks, trademark applications, service marks, brand names, certification marks, registered copyrights, trade dress and intellectual property license agreements that are owned or held by any Parent Divesting Entity or any of its Subsidiaries, or to which any Parent Divesting Entity or any of its Subsidiaries is a party, and that, in each case, are used primarily in the Business, other than the Excluded Trademarks. Except as set forth on
Schedule 5.11, (i) to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, the Transferred Intellectual Property that is material to the J&J Business or the Pfizer Business, as applicable (the "Material Transferred Intellectual Property"), is enforceable, valid and subsisting, and, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, there is no objection or claim being asserted or threatened by any Person with respect to the ownership, validity or enforceability of any Material Transferred Intellectual Property; (ii) on the date of this Agreement one or more of the Divesting Entities is, and at the Closing one or more of the J&J Divesting Entities will be, the sole and exclusive owner of (or, with respect to Material Transferred Intellectual Property that is licensed to it, holder of a valid right to use) the Material Transferred Intellectual Property; (iii) no license of any kind relating to any Material Transferred Intellectual Property has been granted by any Divesting Entity, except as provided in the Ancillary Agreements and except for nonexclusive licenses granted in the ordinary course of business and exclusive licenses relating to the development of intellectual property specifically for a customer and licenses to such customer in the ordinary course of business; and (iv) the Material Transferred Intellectual Property is free and clear of any Liens, other than Permitted Encumbrances. Except as set forth on
Schedule 5.11, (i) the Business as currently operated does not in any material respect infringe, misappropriate or otherwise violate or conflict with the intellectual property of any Person and (ii) no material claim, action, investigation or proceeding by or before any Governmental Authority is pending or, to the Knowledge of J&J or the Knowledge of Pfizer, has been threatened claiming that the Business as currently operated infringes, misappropriates or otherwise violates or conflicts with the intellectual property of any Person. Each Transferred Intellectual Property License that is material to the J&J Business or the Pfizer Business, as applicable (a "Material Transferred Intellectual Property License"), is valid and binding on the Divesting Entity that is a party thereto and, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, the other party thereto, and is in full force and effect. None of the Divesting Entities or, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, any other party to any Material Transferred Intellectual Property License is in breach thereof or in default thereunder, and no event has occurred that, with the giving of notice or lapse of time or both, would constitute a breach thereof or default thereunder. At the Closing, Purchaser will receive good title to (or in the case of the Material Transferred Intellectual Property Licenses a valid right to use) all Material Transferred Intellectual Property, free and clear of all Liens, except for Permitted Encumbrances.

                  Section 5.12 Assets. (a)Except as set forth on Schedule 5.12(a), the J&J Divesting Entities own, lease or have the legal right to use all of the J&J Purchased Assets. Except as disclosed on Schedule 5.12(a), the J&J Divesting Entities have good title to (or in the case of leased J&J Purchased Assets, valid leasehold interests in) all the J&J Purchased Assets free and clear of all Liens, except for Permitted Encumbrances.

                  (b) Except as set forth on Schedule 5.12(b), on the date of this Agreement the Pfizer Divesting Entities own, lease or have the legal right to use, and at the Closing the J&J Divesting Entities will own, lease or have the legal right to use, all of the Pfizer Purchased Assets. Except as disclosed on Schedule 5.12(b), on the date of this Agreement the Pfizer Divesting Entities have, and at the Closing the J&J Divesting Entities will have, good title to (or in the case of leased Pfizer Purchased Assets, valid leasehold interests in) all the Pfizer Purchased Assets, free and clear of all Liens, except for Permitted Encumbrances.

                  (c) At the Closing, Purchaser will receive good title to (or in the case of leased Purchased Assets valid leasehold interests in) all the Purchased Assets, free and clear of all Liens, except for Permitted Encumbrances.

                  (d) This Section 5.12 does not relate to intellectual property, which is the subject of Section 5.11.

                  Section 5.13 Product Recalls. Except as set forth on Schedule 5.13, since January 1, 2004, there has not been, nor, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, is there currently under consideration by any Parent Divesting Entity, any of its Affiliates or any Governmental Authority, any material recall or post-sale warning, in each case, in respect of any Product.

                  Section 5.14 Relationships with Customers and Suppliers.
Schedule 5.14 sets forth (i) the top 10 customers for each Product, based on sales for the nine-month period ending on September 30, 2006, and (ii) the top 10 suppliers solely with respect to each Product, based on amounts paid to such suppliers for the nine-month period ending on September 30, 2006 (the foregoing customers and suppliers, collectively, the "Material Business Partners"). Except as set forth on Schedule 5.14, to the Knowledge of J&J or the Knowledge of Pfizer, as applicable, as of the date of this Agreement no Material Business Partner has canceled or otherwise terminated, or provided notice of its intent, or threatened, to terminate its relationship with the J&J Business or the Pfizer Business, as the case may be, or, since December 31, 2005 to the date of this Agreement, decreased or limited in any material respect, or provided notice of its intent, or threatened, to decrease or limit in any material respect, its purchases from or sales to the J&J Business or the Pfizer Business, as the case may be.

                  Section 5.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of J&J or any of its Affiliates or Pfizer or any of its Affiliates, other than Goldman, Sachs & Co. J&J is solely responsible for the fees and expenses of Goldman, Sachs & Co.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser represents and warrants to Parent Divesting Entities as follows:

                  Section 6.1 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

                  Section 6.2 Authority; Binding Effect. (a)Purchaser has all requisite corporate power and authority to own and operate its properties and assets, to carry on its business as it is now being conducted and to execute and deliver this Agreement and each Ancillary Agreement to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and each such Ancillary Agreement, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly authorized by all requisite corporate action.

                  (b) This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, and each Ancillary Agreement will be, prior to the Closing, duly executed and delivered by Purchaser and will, after the Closing, constitute a valid and binding obligation of Purchaser, in each case enforceable against Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law).

                  Section 6.3 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement and of any of the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the certificate of incorporation, bylaws or other organizational documents of Purchaser, (ii) conflict with, or result in a breach of, constitute a default under or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of Purchaser or any of its Affiliates under, or to a loss of any benefit to which Purchaser or any of its Affiliates is entitled under, any agreement, lease of real estate or license of intellectual property to which Purchaser or any of its Affiliates is a party or to which its properties or assets are subject, or (iii) assuming compliance with the matters set forth in Sections 5.4 and 6.4, violate or result in a breach of or constitute a default under any Law or other restriction of any Governmental Authority to which Purchaser is subject, except, with respect to clauses (ii) and (iii), for any violations, breaches, defaults, conflicts, losses, Liens, terminations, cancellations or accelerations that would not, individually or in the aggregate, have a material and adverse effect on the ability of Purchaser to consummate the transactions contemplated hereby (a "Purchaser Material Adverse Effect").

                  Section 6.4 Governmental Authorization. Except as set forth on
Schedule 6.4, the execution and delivery of this Agreement and of the Ancillary Agreements to which it will be a party by Purchaser, and the consummation of the transactions contemplated hereby and thereby, do not require any consent or approval of, or any notice to or other filing with, any Governmental Authority, except for consents, approvals, notices and filings the failure of which to obtain or make would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

                  Section 6.5 Financial Capability. Purchaser has provided to J&J a true and complete copy of the fully executed commitment letter from Purchaser's lender (the "Commitment Letter"). The Commitment Letter is in full force and effect and is a legal, valid and binding obligation of Purchaser and, to the knowledge of Purchaser, the other parties thereto, and the commitments thereunder have not been withdrawn or terminated. The Commitment Letter has not been amended, supplemented or otherwise modified, in each case, in any material respect, except with prior written consent of J&J, and Purchaser has no knowledge of any breach of the Commitment Letter. Upon receipt of the proceeds from Purchaser's lender as set forth in the Commitment Letter, Purchaser will have sufficient funds available to it to pay the Purchase Price on the terms and conditions contemplated by this Agreement.

                  Section 6.6 Condition of the Business. Purchaser and its representatives and agents have made all inspections and investigations of the Business and the Purchased Assets deemed necessary or desirable by Purchaser. Purchaser is purchasing the Purchased Assets based on the results of its inspections and investigations, and not on any representation or warranty of any Parent Divesting Entity or any of its Affiliates not expressly set forth in this Agreement or in the Ancillary Agreements. In light of these inspections and investigations and the representations and warranties made to Purchaser by Parent Divesting Entities herein, Purchaser is relinquishing any right to any claim based on any representations and warranties other than those expressly set forth in this Agreement, the Ancillary Agreements and the certificates and other documents delivered pursuant hereto or thereto. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Parent Divesting Entities or their respective Affiliates set forth in this Agreement, the Ancillary Agreements and the certificates and other documents delivered pursuant hereto or thereto. ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE ARE HEREBY WAIVED BY PURCHASER. Further, Purchaser acknowledges and agrees that, subject to Section 7.3(a), it is Purchaser's responsibility to apply for the Product Registrations set forth on Schedule 6.6 to the relevant Governmental Authorities where it is not within the power of the applicable Divesting Entity to directly transfer the existing Product Registrations (or currently pending applications therefor) directly to Purchaser. Purchaser further represents that none of Parent Divesting Entities, any of their respective Affiliates or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Divesting Entities, the Business, the Purchased Assets or the Assumed Liabilities not expressly set forth in this Agreement, the Ancillary Agreements or the certificates or other documents delivered pursuant hereto or thereto, and none of Parent Divesting Entities, any of their respective Affiliates or any other Person will have or be subject to any liability to Purchaser or any other Person resulting from the distribution to Purchaser or its representatives, or Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of Parent Divesting Entities relating to the Business or other publication provided to Purchaser or its representatives, or any other document or information provided to Purchaser or its representatives in connection with the sale of the Business in any "data room" or otherwise.

                  Section 6.7 Brokers. Except for Merrill Lynch & Co., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser or any of its Affiliates. Purchaser is solely responsible for the fees and expenses of Merrill Lynch & Co.

                  Section 6.8 Board Approval. The board of directors of Purchaser, or a duly authorized committee thereof, by resolutions duly adopted and not subsequently rescinded or modified in any way, has duly (i) resolved that this Agreement and the transactions contemplated hereby are in the best interests of Purchaser and its shareholders and (ii) approved the execution, delivery and performance of this Agreement, and of each Ancillary Agreement to which Purchaser will be a party, by Purchaser. No approval of Purchaser's shareholders is necessary for Purchaser to execute and deliver this Agreement or any such Ancillary Agreement or perform the transactions contemplated hereby or thereby.

                                  ARTICLE VII

                                   COVENANTS

                  Section 7.1 Information and Documents. (a)From time to time prior to the Closing (or, in the case of Pfizer, the Pfizer/J&J Closing), upon reasonable advance notice and to the extent permitted by applicable Law, Parent Divesting Entities shall, and shall cause their respective Affiliates to, permit Purchaser and its representatives to have reasonable access, during normal business hours, to properties, assets, books, records, agreements, documents, data, files and personnel of, and such other information regarding, the Divesting Entities and relating to the Business (including facilitating introductions and discussions with third-party manufacturers and other parties to Assumed Contracts) as may reasonably be requested by Purchaser, to the extent possible respond to reasonable inquiries and requests from Purchaser and prepare for and assist in the transition of the Business as of the Closing Date; provided, however, that such access shall not unreasonably interfere with Parent Divesting Entities' or such Affiliates' operation of their respective businesses, including the Business; and provided further that Parent Divesting Entities may restrict the foregoing access to the extent that (i) in the reasonable judgment of the applicable Parent Divesting Entity, such access or provision of information would result in a violation of confidentiality obligations to a third party, (ii) disclosure of any such information would result in disclosure of any proprietary information or trade secrets of such Parent Divesting Entity or any other Person (other than with respect to the Business) or (iii) disclosure of any such information would result in the loss or waiver of the attorney-client privilege.

                  (b) All information received by Purchaser and given by or on behalf of Parent Divesting Entities or any of their respective Affiliates in connection with this Agreement and the transactions contemplated hereby will be held by Purchaser and its Affiliates, agents and representatives as "Information", as defined in, and pursuant to the terms of, the Confidentiality Agreement.

                  (c) No information or access provided to Purchaser or its representatives pursuant to this Section 7.1, or any other investigation made by or on behalf of Purchaser, will affect any of the representations or warranties of the Divesting Entities contained in this Agreement, any of the Ancillary Agreements or any certificates delivered pursuant hereto and thereto, or the conditions hereunder to the obligations of Purchaser.

                  Section 7.2 Conduct of Business. From and after the date hereof and to the Closing, except (i) as set forth on Schedule 7.2 or as otherwise expressly contemplated by this Agreement or (ii) as Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld), J&J covenants and agrees, with respect to the J&J Business and, from and after the Pfizer/J&J Closing, the Pfizer Business, and Pfizer covenants and agrees, only with respect to the Pfizer Business prior to the Pfizer/J&J Closing, that it will conduct the J&J Business or the Pfizer Business, as the case may be, and will cause the J&J Business or the Pfizer Business, as the case may be, to be conducted, in the ordinary course consistent with past practice, and will use, and cause the J&J Divesting Subsidiaries or the Pfizer Divesting Subsidiaries, as the case may be, to use, reasonable efforts to preserve intact the J&J Business or the Pfizer Business, as the case may be, and related relationships with customers, suppliers and other third parties. Without limiting the foregoing, from and after the date hereof and to the Closing, except (i) as set forth on Schedule 7.2 or as otherwise expressly contemplated by this Agreement or (ii) as Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld), J&J covenants and agrees, with respect to the J&J Business and, from and after the Pfizer/J&J Closing, the Pfizer Business, and Pfizer covenants and agrees, only with respect to the Pfizer Business prior to the Pfizer/J&J Closing, that it shall and shall cause the J&J Divesting Subsidiaries or the Pfizer Divesting Subsidiaries, as the case may be, in each case with respect to the J&J Business or the Pfizer Business, as the case may be, to:

                  (a) not incur, create or assume any Lien, other than Permitted Encumbrances, with respect to any material asset;

                  (b) not institute any material changes in the pricing, distribution, marketing, promotion or manufacturing of the Products, other than in the ordinary course of business;

                  (c) use its commercially reasonable efforts to maintain the quantity and quality of the Inventories in the ordinary course of business consistent with past practices;

                  (d) not dispose of any material assets that would constitute Purchased Assets (including Material Transferred Intellectual Property), except in the ordinary course of business consistent with past practice and other than the disposition by Pfizer and its Subsidiaries of the Pfizer Purchased Assets as part of the Pfizer/J&J Closing;

                  (e) (i) not amend, except in the ordinary course of business, any material term of, or waive any material right under or terminate, any Material Assumed Contract or (ii) not enter into any new material agreement, except in the ordinary course of business; or

                  (f) not agree to take any of the foregoing actions.

                  Section 7.3 Efforts to Consummate; Certain Governmental Matters. (a)Upon the terms and subject to the conditions herein provided (including Section 2.2), each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary for it to do under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including all actions and all things necessary for it (i) to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which actions shall include furnishing all information required by applicable Law in connection with approvals of or filings with any Governmental Authority), (ii) to satisfy the conditions precedent to the obligations of such party hereto, (iii) to obtain any consent, authorization, order or approval of, or any exemption by, any Governmental Authority or other Person required to be obtained or made by Purchaser or any Divesting Entity in connection with the acquisition of the Purchased Assets or the taking of any action contemplated by this Agreement and (iv) to effect all registrations, filings and transfers (to the extent transferable) of Governmental Authorizations and Product Registrations necessary for the operation of the Business. Without limiting the generality of the undertakings pursuant to this Section 7.3(a), each Parent Divesting Entity and Purchaser agree to provide or cause to be provided promptly to each Governmental Authority with regulatory jurisdiction over enforcement of any applicable Competition Laws ("Governmental Antitrust Authority") information and documents requested by such Governmental Antitrust Authority or necessary, proper or advisable to permit consummation of the acquisition of the Purchased Assets and the other transactions contemplated by this Agreement.

                  (b) Subject to appropriate confidentiality protections, each of the parties hereto will furnish to the other parties such necessary information and reasonable assistance as such other parties may reasonably request in connection with the foregoing and will keep the other parties reasonably informed with respect to any consent, authorization, order or approval of, or exemption by, sought from any Governmental Authority in connection with this Agreement and the transactions contemplated hereby.

                  Section 7.4 Bulk Transfer Laws. Purchaser acknowledges that the Divesting Entities have not taken, and do not intend to take, any action required to comply with any applicable bulk sale or bulk transfer laws or similar laws.

                  Section 7.5 Transitional Services. At or prior to the Closing,
(i) Purchaser and J&J shall enter into, execute and deliver a transitional services agreement substantially to the effect set forth in Exhibit C (the "J&J Transitional Services Agreement") and (ii) Purchaser and Pfizer shall enter into, execute and deliver a transitional services agreement substantially to the effect set forth in Exhibit C (the "Pfizer Transitional Services Agreement").

                  Section 7.6 Intellectual Property Licenses. (a)Effective as of the Closing, each of J&J and Pfizer hereby grants to Purchaser a perpetual, transferable, nonexclusive, paid-up, royalty-free right and license to use the Licensed Know-How and the Licensed Patent Rights of J&J or Pfizer, as the case may be, for the manufacture, use, sale and importation of the Products in the applicable Territory.

                  (b) Effective as of the Closing, Purchaser hereby grants to
(i) J&J a perpetual, transferable, nonexclusive, worldwide, paid-up, royalty-free right and license to use the Transferred Know-How and Formulae and
(ii) Pfizer a perpetual, transferable, nonexclusive, worldwide, paid-up, royalty-free right and license to use the Transferred Know-How and Formulae, in the case of this clause (ii), relating to the Pfizer Products, provided that J&J and Pfizer shall not use such Transferred Know-How and Formulae in connection with the manufacture, distribution, marketing or sale of the Products in the applicable Territory except pursuant to the J&J Manufacturing and Supply Agreement or the Pfizer Manufacturing and Supply Agreement, as applicable.

                  Section 7.7 Manufacturing and Supply Agreements. At or prior to the Closing, (i) Purchaser and J&J shall enter into, execute and deliver a manufacturing and supply agreement substantially to the effect set forth in Exhibit D (the "J&J Manufacturing and Supply Agreement") and (ii) Purchaser and Pfizer shall enter into, execute and deliver a manufacturing and supply agreement substantially to the effect set forth in Exhibit D (the "Pfizer Manufacturing and Supply Agreement").

                  Section 7.8 Litigation Support; Election to Control Non-Indemnified Claims. (a)Following the Closing, Purchaser and its Affiliates, on the one hand, and Parent Divesting Entities and their respective Affiliates, on the other hand, will reasonably cooperate with each other in the defense or settlement of any Liabilities or lawsuits involving the Business for which the other party has responsibility under this Agreement by providing the other party and such other party's legal counsel reasonable access to employees, records, documents, data, equipment, facilities, products, parts, prototypes and other information regarding the Business and the Products as such other party may reasonably request, to the extent maintained or under the possession or control of the requested party; provided, however, that such access shall not unreasonably interfere with Purchaser's or its Affiliates', or any Parent Divesting Entity's or its Affiliates', as the case may be, respective businesses; and provided further that any party may restrict the foregoing access to the extent that (i) such restriction is required by applicable Law,
(ii) such access or provision of information would result in a violation of confidentiality obligations to a third party or (iii) disclosure of any such information would result in the loss or waiver of the attorney-client privilege. The requesting party shall reimburse the other party for its reasonable out-of-pocket expenses paid to third parties in performing its obligations under this Section 7.8.

                  (b) From and after the Closing, Purchaser and its Affiliates shall reasonably promptly notify (i) J&J of any Third-Party Claim with respect to the Business and (ii) Pfizer of any Third-Party Claim with respect to the Pfizer Business. The provisions of Article VIII shall apply to any Third-Party Claim with respect to which Purchaser is entitled to indemnification under
Section 8.1. With respect to any other such Third-Party Claim (a "Non-Indemnified Claim"), (i) if such Non-Indemnified Claim could reasonably be expected to materially adversely affect the business of J&J or its Affiliates, J&J shall have the right (A) to participate in the defense of such Non-Indemnified Claim and, at its own expense, to employ counsel of its own choosing for such purpose and (B) subject to the right of Pfizer referred to in clause (ii) below, in the event J&J agrees to indemnify Purchaser for all judgments, awards, damages and settlement costs and obligations arising from such Non-Indemnified Claim, to conduct and control, at its expense and through counsel of its choosing, the defense, compromise and settlement of such Non-Indemnified Claim, and (ii) in the case of any such Non-Indemnified Claim with respect to the Pfizer Business, if such Non-Indemnified Claim could reasonably be expected to materially adversely affect the business of Pfizer or its Affiliates, Pfizer shall have the right (A) to participate in the defense of such Non-Indemnified Claim and, at its own expense, to employ counsel of its own choosing for such purpose and (B) in the event Pfizer agrees to indemnify Purchaser for all judgments, awards, damages and settlement costs and obligations arising from such Non-Indemnified Claim, to conduct and control, at its expense and through counsel of its choosing, the defense, compromise and settlement of such Non-Indemnified Claim; provided, however, that (1) J&J or Pfizer, as the case may be, shall give Purchaser advance notice of any proposed compromise or settlement and shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld), consent to or enter into any compromise or settlement that commits Purchaser to take, or to forbear to take, any action or does not provide for a full and complete written release by the applicable third party of Purchaser, (2) neither J&J nor Pfizer may consent to the entry of any judgment that does not relate solely to monetary damages arising from any such Non-Indemnified Claim without the prior written consent of Purchaser (which consent shall not be unreasonably withheld) and (3) Purchaser shall have the right to participate in the defense of such Non-Indemnified Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

                  Section 7.9 Trade Notification. Except as permitted by Section 10.8, Parent Divesting Entities and Purchaser shall agree on the method and content of the notifications to customers and suppliers of the sale of the Purchased Assets to Purchaser. Parent Divesting Entities and Purchaser agree that such notifications are intended to provide sufficient advance notice of the sale and the plans associated therewith, with the objective of minimizing any disruption of the Business.

                  Section 7.10 Use of Names. (a)J&J hereby grants a non-exclusive right and license to Purchaser for a period of 270 days immediately following the Closing Date (the "Use Period") to use the J&J Names, the Specified Excluded Trademarks and any NDC and UPC numbers related to the J&J Products (and J&J hereby agrees that it shall not discontinue any such NDC or UPC numbers during the Use Period) to the extent necessary to allow Purchaser and its Affiliates and their designees to market, distribute and sell the Products utilizing the labels and packaging, advertising, marketing, sales and promotional materials, in each case, existing on the Closing Date or, in the case of the labels and packaging materials, produced during the period of 180 days immediately following the Closing Date.

                  (b) Pfizer hereby grants a non-exclusive right and license to Purchaser for the Use Period to use the Pfizer Names and any NDC and UPC numbers related to the Pfizer Products (and Pfizer hereby agrees that it shall not discontinue any such NDC or UPC numbers during the Use Period) to the extent necessary to allow Purchaser and its Affiliates and their designees to market, distribute and sell the Products utilizing the labels and packaging, advertising, marketing, sales and promotional materials, in each case, existing on the Closing Date or, in the case of labels and packaging materials, produced during the period of 180 days immediately following the Closing Date.

                  (c) Promptly upon the expiration of the Use Period, Purchaser shall, and shall cause its Affiliates to, destroy and dispose of all labels and all advertising, marketing, sales and promotional materials, in each case in its possession or subject to its control, bearing any of the Names or Specified Excluded Trademarks.

                  (d) In no event shall Purchaser use any Names or Specified Excluded Trademarks in any manner or for any purpose different from the use of such Names or Specified Excluded Trademarks by the applicable Parent Divesting Entity and its Affiliates immediately prior to the Closing Date.

                  Section 7.11 Further Assurances. From time to time after the Closing, and for no further consideration, each of the parties hereto shall, and shall cause its Affiliates to, execute, acknowledge and deliver such assignments, transfers, consents, assumptions and other documents and instruments and take such other actions as may reasonably be requested to more effectively convey to, transfer to or vest in Purchaser and its designated Affiliates the Purchased Assets and the Assumed Liabilities contemplated by this Agreement to be transferred or assumed at the Closing (including transferring at no additional cost to Purchaser any Purchased Asset contemplated by this Agreement to be transferred to Purchaser at the Closing and that was not so transferred at the Closing).

                  Section 7.12 Assistance in Collecting Certain Amounts. From and after the Closing, Purchaser shall assist, cooperate with and consult with each Parent Divesting Entity and its Affiliates in connection with such Parent Divesting Entity's or its Affiliates' collection of trade accounts and notes receivables and other miscellaneous receivables related to the Products, including those that are not evidenced by instruments or invoices, existing as of the Closing and relating to the Products shipped or sold by such Parent Divesting Entity or its Affiliates prior to the Closing, and Purchaser shall remit promptly to such Parent Divesting Entity any payments or other sums received by Purchaser that relate to any sales, shipments or other matters occurring prior to the Closing or that otherwise are Excluded Assets or properly for the account of such Parent Divesting Entity or its Affiliates. If, after the Closing, a Parent Divesting Entity or any of its Affiliates shall wish to make a claim or otherwise take action with respect to any Excluded Asset or any Retained Liability, Purchaser shall, and shall cause its Affiliates to, assist, cooperate and consult with such Parent Divesting Entity and its Affiliates with respect to such actions, provided that such Parent Divesting Entity shall reimburse Purchaser for all reasonable out-of-pocket expenses incurred by Purchaser and its Affiliates in complying with this Section 7.12. Each Parent Divesting Entity shall, and shall cause its Affiliates to, remit promptly to Purchaser any payments or other sums received by such Parent Divesting Entity or its Affiliates after the Closing and relating to the Products sold after the Closing, provided that Purchaser shall promptly reimburse such Parent Divesting Entity for all reasonable out-of-pocket expenses incurred by such Parent Divesting Entity or its Affiliates in complying with its obligations under this
Section 7.12.

                  Section 7.13 Competition. Purchaser acknowledges and agrees that each of J&J, Pfizer and their respective Affiliates shall be entitled to manufacture, package, test, develop, distribute, market, use, sell or otherwise deal with any products that such Person owns or has a license to prior to the Closing or that it may acquire at any time after the Closing and that compete, directly or indirectly, with any of the Products.

                  Section 7.14 Certain Trademarks Outside of the Territory. On or prior the date that is 180 days following the Closing Date, J&J Divesting Entities and their Affiliates shall (i) cease selling Products in the countries set forth on Schedule 7.14 with packaging that is the same as the packaging used in the sale of any Product in the Territory and (ii) transfer to Purchaser the trademarks set forth on Schedule 7.14 with respect to the Product and country identified on Schedule 7.14. The agreement contained in this Section 7.14 is the sole and exclusive agreement with respect to this matter. No Parent Divesting Entity or any of its respective Affiliates shall be deemed to have offered to Purchaser any other agreement with respect to its activities outside of the Territory, including, without limitation, any patent, know-how, contract or other intellectual property.

                  Section 7.15 Insurance. As of the Closing Date, the coverage under all insurance policies related to the Business shall continue in force only for the benefit of the Parent Divesting Entities and their respective Affiliates and not for the benefit of Purchaser. Purchaser agrees to arrange for its own insurance policies (which may include self-insurance) with respect to the Business covering all periods and agrees not to seek, through any means, to benefit from any insurance policies of any Parent Divesting Entity or any of its Affiliates that may provide coverage for claims relating in any way to the Business prior to the Closing.

                  Section 7.16 Financial Statements. If, in the opinion of Purchaser's auditors or legal counsel, audited or unaudited financial statements relating to the Purchased Assets or the Business are required by Law in connection with the preparation or filing of any registration statement or periodic or current report under the Securities Act or the Exchange Act, each Parent Divesting Entity, upon Purchaser's request and at Purchaser's sole cost and expense, shall use its reasonable best efforts (i) to prepare and provide, and to cause its auditors to prepare and provide, such audited and unaudited financial statements and (ii) to cause its auditors to provide customary consents and comfort letters. Purchaser shall use its reasonable best efforts to obtain, and shall consult with each Parent Divesting Entity in regard thereto, from the Securities and Exchange Commission (the "SEC") exemptive relief from the requirement that Purchaser file with the SEC the full financial statements of the Business specified in Section 3-05 of Regulation S-X, in the event that such financial statements would, in the opinion of Purchaser's auditors or legal counsel, otherwise so be required by Law.

                                  ARTICLE VIII

                                 INDEMNIFICATION

                  Section 8.1 Indemnification by J&J. (a)Subject to the provisions of this Article VIII, J&J agrees to defend, indemnify and hold harmless Purchaser and its Affiliates and, if applicable, their respective directors, officers, agents, employees, successors and assigns, from and against any and all claims, actions, causes of action, judgments, awards, Liabilities, losses, costs (including reasonable attorney's fees and other out-of-pocket costs incurred in investigating, preparing and defending the foregoing) or damages (collectively, the "Losses") to the extent arising from or relating to
(i) any Retained Liability, (ii) any breach by any Divesting Entity of any of its covenants or agreements contained in this Agreement, (iii) any breach of any warranty or representation of any Divesting Entity contained in this Agreement or (iv) any non-compliance with bulk transfer or similar Laws, notwithstanding the acknowledgement contained in Section 7.4.

                  (b) Purchaser shall take, and shall cause its Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, provided that the foregoing shall not be deemed to limit the ability of Purchaser and its Affiliates to incur reasonable costs and expenses in connection therewith.

                  Section 8.2 Indemnification by Purchaser. (a)Subject to the provisions of this Article VIII, Purchaser agrees to defend, indemnify and hold harmless J&J and its Affiliates and Pfizer and its Affiliates, and, if applicable, their respective directors, officers, agents, employees, successors and assigns, from and against any and all Loss to the extent arising from or relating to (i) any Assumed Liability, (ii) any breach by Purchaser of any of its covenants or agreements contained in this Agreement, (iii) any breach of any warranty or representation of Purchaser contained in this Agreement or (iv) events occurring after the Closing, to the extent relating to periods following the Closing, in connection with the Products, the Business or the Purchased Assets, including the use, ownership, possession, operation, occupancy, sale or lease of any Purchased Asset after the Closing.

                  (b) J&J and Pfizer shall take, and shall cause their respective Affiliates to take, all commercially reasonable steps to mitigate any Loss upon becoming aware of any event that would reasonably be expected to, or does, give rise thereto, provided that the foregoing shall not be deemed to limit the ability of J&J, Pfizer and their respective Affiliates to incur reasonable costs and expenses in connection therewith.

                  Section 8.3 Notice of Claims. If any of the Persons to be indemnified under this Article VIII (the "Indemnified Party") has suffered or incurred any Loss, the Indemnified Party shall so notify the party from whom indemnification is sought (the "Indemnifying Party") promptly in writing, describing such Loss, the amount or estimated amount thereof, if known or reasonably capable of estimation, and the method of computation of such Loss, all with reasonable particularity and containing a reference to the provisions of this Agreement or any other agreement, instrument or certificate delivered pursuant hereto in respect of which such Loss shall have occurred. If any action at Law or suit in equity is instituted by a third party with respect to which the Indemnified Party intends to claim any Liability as a Loss under this
Article VIII, the Indemnified Party shall promptly notify (the "Third Party Claim Notice") the Indemnifying Party of such action or suit and offer to tender to the Indemnifying Party the defense of such action or suit. A failure by the Indemnified Party to give notice and to offer to tender the defense of the action or suit in a timely manner pursuant to this Section 8.3 shall not limit the obligation of the Indemnifying Party under this Article VIII, except (i) to the extent such Indemnifying Party is actually prejudiced thereby and (ii) as provided in Section 8.5.

                  Section 8.4 Third Party Claims. (a)The Indemnifying Party under this Article VIII shall have the right, but not the obligation, exercisable by written notice to the Indemnified Party within 30 days of receipt of a Third Party Claim Notice from the Indemnified Party with respect thereto, to assume conduct and control, at the expense of the Indemnifying Party and through counsel of its choosing that is reasonably acceptable to the Indemnified Party, any third party claim, action, suit or proceeding (a "Third Party Claim"), and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement and shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to or enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action or does not provide for a full and complete written release by the applicable third party of the Indemnified Party. No Indemnified Party may compromise or settle any Third Party Claim for which it is seeking indemnification hereunder without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party may consent to the entry of any judgment that does not relate solely to monetary damages arising from any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld). The Indemnifying Party shall permit the Indemnified Party to participate in, but not control, the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party. If the Indemnifying Party elects not to control or conduct the defense of a Third Party Claim, the Indemnifying Party nevertheless shall have the right to participate in the defense of any Third Party Claim and, at its own expense, to employ counsel of its own choosing for such purpose.

                  (b) The parties hereto shall cooperate in the defense of any Third Party Claim, with such cooperation to include (i) the retention and the provision of the Indemnifying Party records and information that are reasonably relevant to such Third Party Claim and (ii) reasonable access to employees on a mutually convenient basis for providing additional information and explanation of any material provided hereunder.

                  Section 8.5 Expiration. Notwithstanding anything in this Agreement to the contrary, if the Closing shall have occurred, all covenants, agreements, warranties and representations made herein or in any certificate or other document delivered pursuant hereto shall survive the Closing. Notwithstanding the foregoing, all representations and warranties made herein or in any certificate or other document delivered pursuant hereto, and all indemnification obligations under Sections 8.1 and 8.2 with respect to any such representation or warranty, shall terminate and expire on, and no action or proceeding seeking damages or other relief for breach of any thereof or for any misrepresentation or inaccuracy with respect thereto shall be commenced after (other than representations and warranties set forth in Sections 5.1, 5.2, 6.1 and 6.2, the indemnification rights with respect to which shall not be subject to the limitations set forth in this sentence), the date that is 18 months after the date of the Closing, unless prior to such date a claim for indemnification with respect thereto shall have been made by written notice given under Section 8.3.

                  Section 8.6 Certain Limitations. Notwithstanding the other provisions of this Article VIII, J&J shall not have any indemnification obligations for Losses under Section 8.1(a)(iii), (i) for any individual item where the Loss relating thereto is less than $100,000 and (ii) in respect of each individual item where the Loss relating thereto is equal to or greater than $100,000, unless the aggregate amount of all such Losses exceeds $2,000,000, in which event J&J shall be required to pay the amount of such Losses that exceeds $2,000,000, but only up to a maximum amount of $82,000,000. For purposes of determining the amount of any such Loss (but not for determining the existence of any breach, misrepresentation or inaccuracy with respect to any representation or warranty of any Divesting Entity), any qualification as to materiality or Material Adverse Effect set forth in any such representation or warranty shall be disregarded.

                  Section 8.7 Losses Net of Insurance, Etc. The amount of any Loss for which indemnification is provided under Section 8.1 or 8.2 shall be net of (i) any amounts actually recovered by the Indemnified Party pursuant to any indemnification by or indemnification agreement with any third party and (ii) any insurance proceeds actually received as an offset against such Loss. If the amount to be netted hereunder from any payment required under Section 8.1 or 8.2 is determined after payment by the Indemnifying Party of any amount otherwise required to be paid to an Indemnified Party pursuant to this Article VIII, the Indemnified Party shall repay to the Indemnifying Party, promptly after such determination, any amount that the Indemnifying Party would not have had to pay pursuant to this Article VIII had such determination been made at the time of such payment.

                  Section 8.8 Sole Remedy/Waiver. The parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the parties' sole and exclusive remedy with respect to the subject matter of this Agreement. In furtherance of the foregoing, each of the parties hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against any Parent Divesting Entity or any of its Affiliates, or Purchaser or any of its Affiliates, as the case may be, arising under or based upon any federal, state or local Law, except that nothing herein shall limit the liability of any party hereto for fraud or intentional misrepresentation. For the avoidance of doubt, Purchaser expressly acknowledges and agrees that, subject to the immediately preceding sentence, it shall have no claim against Pfizer or any of its Affiliates under this Agreement, whether for breach of representation, warranty or covenant or otherwise, and that its sole remedy for any such claim shall be indemnification by J&J pursuant to Section 8.1. Notwithstanding the foregoing, nothing in this Agreement shall affect the rights and remedies available to the parties thereto under, or in connection with, the Pfizer/J&J Purchase Agreement or the Ancillary Agreements.

                  Section 8.9 No Consequential Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NO PARTY TO THIS AGREEMENT SHALL BE LIABLE TO OR OTHERWISE RESPONSIBLE TO ANY OTHER PARTY HERETO OR ANY AFFILIATE OF ANY OTHER PARTY HERETO FOR CONSEQUENTIAL OR PUNITIVE DAMAGES THAT ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE PERFORMANCE OR BREACH HEREOF OR ANY LIABILITY RETAINED OR ASSUMED HEREUNDER; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE CONSTRUED TO PRECLUDE RECOVERY IN RESPECT OF ANY LOSS (I) DIRECTLY INCURRED OR SUFFERED FROM THIRD PARTY CLAIMS OR (II) FOR LOST PROFITS (BUT ONLY WHERE THE LOSS IS OF A TYPE THAT MAY NOT REASONABLY BE REMEDIATED).

                                   ARTICLE IX

                                  TERMINATION

                  Section 9.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                  (a) by written agreement of Purchaser, J&J and Pfizer;

                  (b) by either Purchaser or J&J, by giving written notice of such termination to the other parties hereto, if the Closing shall not have occurred on or prior to March 30, 2007 (unless the failure to consummate the Closing by such date shall be due to the failure of the party seeking to terminate this Agreement to have fulfilled any of its obligations under this Agreement);

                  (c) by either Purchaser or J&J, by giving of written notice of such termination to the other parties hereto, if any court of competent jurisdiction or other competent Governmental Authority of the United States of America shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Governmental Order or other action shall have become final and nonappealable; provided that no party may rely upon this
Section 9.1(c) to terminate this Agreement if such party shall have failed to use its reasonable best efforts to prevent the entry of such Governmental Order or the taking of such other action;

                  (d) by Purchaser, J&J or Pfizer, by giving written notice of such termination to the other parties hereto, if the Pfizer/J&J Purchase Agreement shall have been terminated pursuant to the terms thereof; or

                  (e) by either J&J or Pfizer, by giving notice of such termination to the other parties hereto, if this Agreement is determined by the Federal Trade Commission (or the staff thereof) to be an inadequate antitrust remedy with respect to the transactions contemplated by the Pfizer/J&J Purchase Agreement.

                  Section 9.2 Effect of Termination. (a)In the event of the termination of this Agreement in accordance with Section 9.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 9.2 and in Sections 7.1(b) ("Information and Documents"), 10.1 ("Notices"), 10.8 ("Public Disclosure"), 10.9(c) ("Return of Information"), 10.10 ("Expenses") and 10.12 ("Governing Law; Jurisdiction; No Jury Trial") hereof, and except that nothing herein will relieve any party from Liability for any breach of any covenant set forth in this Agreement prior to such termination.

                  (b) In the event this Agreement shall be terminated and at such time any party is in material breach of or default under any term or provision hereof, such termination shall be without prejudice to, and shall not affect, any and all rights to damages that any other party may have hereunder or otherwise under applicable Law. The damages recoverable by the non-defaulting party shall include all attorneys' fees reasonably incurred by such party in connection with the transactions contemplated hereby.

                                   ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 Notices. All notices or other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, delivered by registered or certified mail, return receipt requested, or by a national courier service, or sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

                  to Pfizer or any Pfizer Divesting Entity:

                           Pfizer Inc.
                           235 East 42nd Street
                           New York, NY 10017
                           Telephone:    (212) 733-6098
                           Facsimile:    (212) 573-0768
                           Attn:  David Reid, Esq.
                                  Senior Vice President and
                                  Associate General Counsel

                  with a copy to:

                           Cadwalader, Wickersham & Taft LLP
                           One World Financial Center
                           New York, NY 10281
                           Telephone:    (212) 504-6000
                           Facsimile:    (212) 504-6666
                           Attn:  Dennis J. Block, Esq.

                  to J&J or any J&J Divesting Entity:

                           Johnson & Johnson
                           One Johnson & Johnson Plaza
                           New Brunswick, NJ 08933
                           Facsimile:    (732) 524-2788
                           Attn: Thomas J. Spellman III, Esq.

                  with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Telephone:    (212) 474-1000
                           Facsimile:    (212) 474-3700
                           Attn:  Robert I. Townsend, III, Esq.
                                  George F. Schoen, Esq.

                  to Purchaser:

                           Chattem, Inc.
                           1715 West 38th Street
                           Chattanooga, TN 37409
                           Telephone: (423) 822-3625
                           Facsimile: (423) 821-0395
                           Attn: Theodore K. Whitfield, Esq.

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                  with a copy to:

                           Miller & Martin PLLC
                           Suite 1000 Volunteer Building
                           832 Georgia Avenue
                           Chattanooga, TN 37402
                           Telephone: (423) 785-8212
                           Facsimile: (423) 785-8480
                           Attn: Hugh F. Sharber, Esq.

                  Section 10.2 Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (i) in the case of an amendment effective prior to the Pfizer/J&J Closing, by Purchaser, J&J and Pfizer or, in the case of an amendment effective after the Pfizer/J&J Closing, Purchaser and J&J and, in the event such amendment shall modify its rights or obligations hereunder, Pfizer, and (ii) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                  Section 10.3 Assignment. Subject to Section 10.4, no party to this Agreement may assign any of its rights or obligations under this Agreement, including by sale of stock, operation of Law in connection with a merger or sale of substantially all the assets, without the prior written consent of the other parties hereto, except that (i) Purchaser may, without such consent, assign its rights to acquire the Purchased Assets hereunder, in whole or in part, to one or more of its Affiliates, provided, however, that no such assignment by Purchaser shall relieve Purchaser of any of its obligations hereunder, and (ii) Purchaser may assign its rights to indemnification under Article VIII, in whole or in part, to its wholly-owned Subsidiaries that purchase all or any of the Purchased Assets.

                  Section 10.4 Concerning Parent Divesting Entities. The parties hereto acknowledge that upon occurrence of the Pfizer/J&J Closing, J&J shall, on the terms and conditions set forth in the Pfizer/J&J Agreement, acquire from Pfizer and its Subsidiaries the right, title and interest in, to or under the Pfizer Purchased Assets. In connection with the foregoing, from and after the occurrence of the Pfizer/J&J Closing, (i) Pfizer shall be released from all of its obligations under this Agreement (but not, for the avoidance of doubt, under the Pfizer/J&J Purchase Agreement or any Pfizer Ancillary Agreement), other than its obligations under Sections 2.2, 3.1(b), 7.5, 7.6, 7.7, 7.8, 7.10, 7.11, 7.12
and 7.16 and 10.9 and Article VIII, and, subject to Section 8.8, no party hereto shall have any claim against any Pfizer Divesting Entity, (ii) Pfizer shall cease to have any rights under this Agreement, other than its rights under Sections 7.6, 7.8, 7.10, 7.12 and 7.13 and Article VIII, and (iii) all of such released obligations of Pfizer shall be deemed to have been (and, from and after the occurrence of the Pfizer/J&J Closing, hereby are) assumed by, and all of such relinquished rights of Pfizer shall be deemed to have been (and, from and after the occurrence of the Pfizer/J&J Closing, hereby are) assigned to, and from and after the occurrence of the Pfizer/J&J Closing shall become vested in, J&J.

                  Section 10.5 Entire Agreement. This Agreement (including all Schedules and Exhibits hereto), together with the Ancillary Agreements, contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for (i) the Confidentiality Agreement, which shall remain in full force and effect for the term provided for therein, provided, however, that effective upon the Closing, the obligations of Purchaser and its Affiliates under the Confidentiality Agreement shall terminate (subject to paragraph 18 of the Confidentiality Agreement) with respect to the Business, and (ii) any written agreement of the parties that expressly provides that it is not superseded by this Agreement.

                  Section 10.6 Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

                  Section 10.7 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Purchaser, Parent Divesting Entities or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

                  Section 10.8 Public Disclosure. Notwithstanding anything herein to the contrary, each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of any applicable Laws or the rules and regulations of each stock exchange upon which the securities of such party are listed, if any, no press release or similar public announcement or communication shall, if prior to the Closing, be made or caused to be made concerning the execution or performance of this Agreement unless the parties shall have consulted in advance with respect thereto. The content of the initial press release announcing the execution of this Agreement shall be agreed upon in advance by Purchaser, J&J and Pfizer.

                  Section 10.9 Confidentiality; Return of Information. (a)Each Parent Divesting Entity shall keep confidential, and shall use reasonable efforts to cause its Affiliates and each of their respective directors, officers, employees, agents and representatives to keep confidential, (i) all information that is known by it to be confidential information regarding Purchaser, any of its Affiliates or any of its or their businesses, products, processes or financings, in each case provided to it in connection with this Agreement and the transactions contemplated hereby or by the Ancillary Agreements, and (ii) after the Closing, all information relating to the Purchased Assets or the Assumed Liabilities, except (A) as required by Law, (B) as necessary to defend or prosecute any indemnification claim or any litigation or dispute, including in connection with any claim of any Parent Divesting Entity hereunder against Purchaser, or (C) for information that is available to the public on the Closing Date, or thereafter becomes available to the public other than as a result of a breach of this Section 10.9(a). The covenants of Parent Divesting Entities set forth in the immediately preceding sentence shall terminate three years after the Closing Date.

                  (b) On the Closing Date, each Parent Divesting Entity shall assign to Purchaser its rights under all confidentiality agreements entered into with any Person in connection with any proposed sale of the Business to the extent such rights are assignable and relate to the Purchased Assets or the Assumed Liabilities. Copies of such confidentiality agreements shall be provided to Purchaser immediately following the Closing, except to the extent expressly prohibited by the terms of such confidentiality agreements. Promptly following the date hereof, each Parent Divesting Entity shall use reasonable efforts to secure the return or destruction of all information and materials relating to the Purchased Assets and the Assumed Liabilities provided to any such Person.

                  (c) If for any reason whatsoever the transactions contemplated by this Agreement are not consummated, (i) Purchaser shall promptly return to Parent Divesting Entities all books and records furnished by Parent Divesting Entities or any of their respective Affiliates, agents, employees, or representatives (including all copies, summaries and abstracts, if any, thereof) in accordance with the terms of the Confidentiality Agreement and (ii) Parent Divesting Entities shall promptly return to Purchaser all books and records furnished by Purchaser or any of its Affiliates, agents, employees or representatives (including all copies, summaries and abstracts, if any thereof).

                  Section 10.10 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expenses.

                  Section 10.11 Schedules. The disclosure of any matter in any Schedule to this Agreement shall be deemed to be a disclosure for the purposes of the Section or subsection of this Agreement to which it corresponds in number and each other Section and subsection of this Agreement to the extent such disclosure is reasonably apparent on the face thereof to be relevant to such other Section or subsection. The disclosure of any matter in any Schedule to this Agreement shall expressly not be deemed to constitute an admission by any party hereto, or to otherwise imply, that any such matter is material for the purposes of this Agreement.

                  Section 10.12 Governing Law; Jurisdiction; No Jury Trial.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

                  (b) With respect to any suit, action or proceeding relating to this Agreement (each, a "Proceeding"), each party hereto irrevocably (i) agrees and consents to be subject to the jurisdiction of the United States District Court for the Southern District of New York or any New York State court sitting in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have any jurisdiction over such party.

                  (c) THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, AND AGREE TO CAUSE THEIR RESPECTIVE SUBSIDIARIES TO WAIVE, THE RIGHT TO TRIAL BY JURY IN ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 10.13 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that the obligations of the parties to effect, on the terms and conditions set forth herein, the Closing hereunder (including the obligations set forth in Section 7.3) were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent such (and only such) breaches of this Agreement and to enforce specifically (without proof of actual damages or harm, and not subject to any requirement for the securing or posting of any bond in connection therewith) such terms and provisions of this Agreement in the United States District Court for the Southern District of New York or any New York State court sitting in the New York City, this being in addition to any other remedy to which they are entitled at law or in equity, including money damages.

                  Section 10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

                  Section 10.15 Headings. The heading references herein and the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 10.16 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any term or other provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid, illegal or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity, illegality or unenforceability, nor shall such invalidity, illegality or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.


                                        JOHNSON & JOHNSON

                                        By: /s/ John A. Papa
                                            ----------------------------
                                         Name:   John A. Papa
                                         Title:  Treasurer


                                        PFIZER INC.

                                        By: /s/ Peter L. Garrambone, Jr.
                                            -----------------------------
                                            Name:  Peter L. Garrambone, Jr.
                                            Title: Senior Vice President
                                                   Corporate Strategic Planning


                                        CHATTEM, INC.

                                        By: /s/ Robert E. Bosworth
                                            -----------------------------
                                            Name:  Robert E. Bosworth
                                            Title: President and Chief Operating
                                                   Officer